Filed Pursuant to Rule 424(b)(5)
Registration No. 333-231252

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement, dated May 17, 2019

PRELIMINARY    PROSPECTUS    SUPPLEMENT

(To prospectus dated May 6, 2019)

€

    % Senior Notes due 20

We are offering €            aggregate principal amount of our         % Senior Notes due 20        (the “notes”). The notes will bear interest at a rate of         % per year. We will pay interest on the notes annually in arrears on                     of each year, beginning on         , 2020. The interest rate on the notes may be adjusted under the circumstances described in this prospectus supplement under “Description of the Notes—Interest Rate Adjustment.” The notes will mature on         , 20        .

We may redeem all or a portion of the notes at our option at any time as described under “Description of the Notes—Redemption—Optional Redemption.” Commencing         , 20        (        months prior to the maturity date of the notes), we may redeem some or all of the notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date. We may redeem all, but not part, of the notes in the event of certain changes in the tax laws of the United States at 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

If a Change of Control Triggering Event (as defined herein) occurs, we will be required to offer to purchase the notes from holders on terms described in this prospectus supplement.

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsubordinated and unsecured indebtedness. The notes will not be guaranteed by any of our subsidiaries.

Currently there is no public market for the notes. We intend to apply to list the notes on The Nasdaq Global Market. The listing application will be subject to approval by The Nasdaq Global Market. If such listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Investing in the notes involves risks. Consider carefully the risk factors under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as those in our Annual Report on Form 10-K for the year ended December 31, 2018.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total for Notes
Public offering price (1)		%	€
Underwriting discount		%	€
Proceeds (before expenses) to us (1)		%	€

(1)	Plus accrued interest, if any, from , 2019 if settlement occurs after that date.

The underwriters expect to deliver the notes to investors through the facilities of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), on or about                     , 2019.

Joint Book-Running Managers

BofA Merrill Lynch	Barclays	Wells Fargo Securities

The date of this prospectus supplement is                     , 2019.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing the SEC’s “shelf” registration process. This prospectus supplement adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Both this prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing in the notes. If information in this prospectus supplement is inconsistent with the accompanying prospectus or any of the documents incorporated by reference, you should rely on the information contained in this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to provide you with different or additional information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have authorized for use with respect to this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or any representation that others may make to you. This prospectus supplement and the accompanying prospectus are an offer to sell only the notes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement or the accompanying prospectus, as well as information previously filed with the SEC and incorporated by reference, is current only as of the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Euronet” or the “Company” refer to Euronet Worldwide, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the United States.

In connection with the issue of the notes, Merrill Lynch International (the “Stabilizing Manager”) (or persons acting on behalf of the Stabilizing Manager) may over-allot notes or effect transactions which stabilize or maintain the market prices of the notes at levels which might not otherwise prevail. However, there is no obligation on the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) to undertake such action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules. For a description of these activities, see “Underwriting.”

U.S. Bank National Association and Elavon Financial Services DAC, UK Branch, in each of its capacities, including but not limited to, trustee, initial securities registrar, and initial paying agent, has not participated in the preparation of this prospectus supplement and does not assume responsibility for its contents, including, for avoidance of doubt, any reports, or any other information related to or referred to herein. No

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representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by U.S. Bank National Association or Elavon Financial Services DAC, UK Branch as to the accuracy or completeness of the information contained or incorporated in this prospectus supplement or any other information provided by the Company in connection with the offering of the notes. The trustee has no liability in relation to the information contained or incorporated by reference in this prospectus supplement or any other information provided by the Company in connection with the offering of the notes or their distribution.

MiFID II Product Governance / Professional Clients and ECPS only Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommencing the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

In addition, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are outside the United Kingdom, or if in the United Kingdom, persons (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and our reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in this prospectus supplement, the accompanying prospectus and documents deemed to be incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, but not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future. All statements other than statements of historical fact included in this prospectus supplement and the documents incorporated by reference in this prospectus supplement may be deemed to be forward-looking statements. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “will be,” “expects,” “anticipates,” “intends,” “continues,” “plans,” “believes,” “may,” “hopes,” “goals,” “forecasts,” “seeks,” “estimates” and variations of these words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements regarding the following:

•	our business plans and financing plans and requirements;

•	trends affecting our business plans and financing plans and commitments;

•	trends affecting our business;

•	the adequacy of capital to meet our capital requirements and expansion plans;

•	the assumptions underlying our business plans;

•	our ability to repay indebtedness;

•	our estimated capital expenditures;

•	the potential outcome of loss contingencies;

•	our expectations regarding the closing of any pending acquisitions;

•	business strategy;

•	government regulatory action;

•	the expected effects of changes in laws or accounting standards;

•	technological advances; and

•	projected costs and revenues.

Forward-looking statements are not guarantees of future performance or results. Forward-looking statements are based on estimates, forecasts and assumptions involving risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed or implied in such forward-looking statements. The uncertainties, risks and assumptions referred to above include, but are not limited to, the following:

•	conditions in world financial markets and general economic conditions, including the effects in Europe of the U.K.’s departure from the E.U. and economic conditions in specific countries and regions;

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•	the effects of demonetization in India;

•	technological developments affecting the market for our products and services;

•	our ability to successfully introduce new products and services;

•	foreign currency exchange rate fluctuations;

•	the effects of any breach of our computer systems or those of our customers or vendors, including our financial processing networks or those of other third parties;

•	interruptions in any of our systems or those of our vendors or other third parties;

•	our ability to renew existing contracts at profitable rates;

•	changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs;

•	Visa’s rule change to allow our ATMs to provide dynamic currency conversion beginning mid-April 2019;

•

our ability to comply with increasingly stringent regulatory requirements, including anti-money laundering, anti-terrorism, anti-bribery, consumer and data protection and the European Union’s General Data Privacy Regulation and Revised Payment Service Directive requirements;

•	changes in laws and regulations affecting our business, including tax and immigration laws and any laws regulating payments, including dynamic currency conversion transactions;

•	changes in our relationships with, or in fees charged by, our business partners;

•	competition;

•	the outcome of claims and other loss contingencies affecting Euronet;

•	general economic, financial and market conditions and the duration and extent of any future economic downturns;

•	the cost of borrowing, availability of credit and terms of and compliance with debt covenants;

•	renewal of sources of funding as they expire and the availability of replacement funding;

•	the outlook for markets we serve; and

•

the other risks and uncertainties as are described under “Risk Factors” in this prospectus supplement or in our periodic reports filed with the Securities and Exchange Commission, which are incorporated by reference herein.

All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

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Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus and, in particular, those factors described above. Except to fulfill our obligations under the applicable securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all of the information that is important to you. Before making a decision to purchase the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus, especially the “Risk Factors” section of this prospectus supplement, the “Risk Factors” section of the accompanying prospectus and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018 and, to the extent applicable, in our subsequent Quarterly Reports on Form 10-Q, as well as the financial statements and related notes and other information incorporated by reference in this prospectus supplement and in the accompanying prospectus. Unless otherwise indicated, financial information included in this prospectus supplement is presented on a historical basis.

Business Summary

Euronet is a leading electronic payments provider. We offer payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and individual consumers. Our primary product offerings include: comprehensive automated teller machine (“ATM”), point-of-sale (“POS”), card outsourcing, card issuing and merchant acquiring services; software solutions and cloud-based payment solutions; electronic distribution of prepaid mobile airtime and other electronic payment products; foreign exchange services and global money transfer services.

Euronet has 13 transaction processing centers, including six in Europe, five in Asia Pacific and two in North America. We have 36 principal offices in Europe, 14 in Asia Pacific, nine in North America, three in the Middle East, two in South America and one in Africa. Our executive offices are located in Leawood, Kansas. With approximately 70% of our revenues denominated in currencies other than the U.S. dollar, any significant changes in foreign currency exchange rates will likely have a significant impact on our results of operations.

EFT Processing Segment

The EFT Processing Segment processes transactions for a network of 42,034 ATMs and approximately 298,000 POS terminals across Europe, the Middle East, Asia Pacific and the United States. We provide comprehensive electronic payment solutions consisting of ATM cash withdrawal and deposit services, ATM network participation, outsourced ATM and POS management solutions, credit and debit card outsourcing, and card issuing and merchant acquiring services. In addition to our core business, we offer a variety of value-added services, including ATM and POS dynamic currency conversion, domestic and international surcharge, advertising, customer relationship management (“CRM”), mobile top-up, bill payment, fraud management, foreign remittance payout, cardless payout, banknote recycling solutions and tax-refund services. Through this segment, we also offer a suite of integrated electronic financial transaction (“EFT”) software solutions for electronic payment and transaction delivery systems.

Euronet-Branded ATM Transaction Processing

Our Euronet-branded ATM networks, also known as IAD networks, are primarily managed by a processing center that uses our internally developed software solutions. The ATMs in our IAD networks are able to process transactions for holders of credit and debit cards issued by or bearing the logos of financial institutions and international card organizations such as American Express®, Visa®, MasterCard®, Diners Club International®, Discover® and UnionPay International©, as well as international ATM networks such as PULSE®. This is accomplished through our agreements and relationships with these institutions, international credit and debit card issuers and international card associations.

When a bank cardholder conducts a transaction on a Euronet-owned ATM or automated deposit terminal (“ADT”), we receive a fee from the cardholder’s bank for that transaction. The bank pays us this fee either directly or indirectly through a central switching and settlement network. When paid indirectly, this fee is referred to as the “interchange fee.” All of the banks in a shared ATM and POS switching system establish the amount of the interchange fee by agreement. We receive transaction-processing fees for successful transactions and, in certain circumstances, for transactions that are not completed because they fail to receive authorization. The fees paid to us by the card issuers are independent of any fees charged by the card issuers to cardholders in connection with the ATM transactions. In some cases, we may also charge a direct access fee or surcharge to cardholders at the ATM. The direct access fee is added to the amount of the cash withdrawal and debited to the cardholder’s account.

We receive fees or earn foreign exchange margin from our customers for many types of ATM transactions, including cash withdrawals, cash deposits, balance inquiries, dynamic currency conversion and telecommunication recharges and other electronic content.

Dynamic Currency Conversion

We offer dynamic currency conversion (“DCC”) over our IAD networks, ATM networks that we operate on an outsourced basis for banks, and over banks’ ATM networks or POS devices as a stand-alone service. DCC is a feature of the underlying ATM or POS transaction that is offered to customers completing transactions using a foreign debit or credit card issued in a country with a currency other than the currency where the ATM or POS is located. The customer is offered a choice between completing the transaction in the local currency or in the customer’s home currency via a DCC transaction. If a cardholder chooses to perform a DCC transaction, the acquirer or processor performs the foreign exchange conversion at the time that the funds are delivered at an ATM or transactions completed through the POS terminal, which results in a pre-defined amount of the customer’s home currency being charged to their card. Alternatively, the customer may have the transaction converted by the card issuing bank, in which the amount of local currency is communicated to the card issuing bank and the card issuing bank makes the conversion to the customer’s home currency.

When a customer chooses DCC at an ATM or POS device and Euronet acts as the acquirer or processor, we receive all or a portion of the foreign exchange margin on the conversion of the transaction. On our IAD ATMs, Euronet receives the entire foreign exchange margin. If Euronet is not the acquirer or processor of the transaction, we share the DCC revenue with the sponsor bank. On ATMs or POS devices that are operated for banks, or where we offer DCC as a stand-alone service to banks or merchants, we share the foreign exchange margin. The foreign exchange margin on a DCC transaction increases the amount Euronet earns from the underlying ATM or POS transaction and supports deployment of additional ATMs in new locations.

Outsourced Management Solutions

Euronet offers outsourced management services to financial institutions, merchants, mobile phone operators and other organizations using our processing centers’ electronic financial transaction processing software. Our outsourced management services include management of existing ATM networks, development of new ATM networks, management of POS networks, management of automated deposit terminals, management of credit and debit card databases and other financial processing services. These services include 24-hour monitoring of each ATM’s status and cash condition, managing the cash levels in each ATM, coordinating the cash delivery and providing automatic dispatches for necessary service calls. We also provide real-time transaction authorization, advanced monitoring, network gateway access, network switching, 24-hour customer service, maintenance, cash settlement and reconciliation, forecasting and reporting. Since our infrastructure can support a significant increase in transactions, any new outsourced management services agreements should provide additional revenue with lower incremental cost.

Our outsourced management services agreements generally provide for fixed monthly management fees and, in most cases, fees payable for each transaction. The transaction fees under these agreements are generally lower than those under card acceptance agreements.

Card Acceptance or Sponsorship Agreements

Our agreements with financial institutions and international card organizations generally provide that all credit and debit cards issued by the customer financial institution or organization may be used at all ATMs that we operate in a given market. In most markets, we act under sponsorship by our own e-money licensed entity, Euronet 360 Finance Limited (“E360”). In a few markets, we have agreements with a financial institution under which we are designated as a service provider (which we refer to as “sponsorship agreements”) for the acceptance of cards bearing international logos, such as Visa and MasterCard. These card acceptance or sponsorship agreements allow us to receive transaction authorization directly from the card issuing institution or international card organizations on a stand-in basis. Our agreements generally provide for a term of three to seven years and renew automatically unless either party provides notice of non-renewal prior to the termination date. In some cases, the agreements are terminable by either party upon six months’ notice. We are generally able to connect a financial institution to our network within 30 to 90 days of signing a card acceptance agreement. The financial institution provides the cash needed to complete transactions on the ATM, but we do provide a significant portion of the cash to our IAD network to fund ATM transactions ourselves. Euronet is generally liable for the cash in the ATM networks.

Under our card acceptance agreements, the ATM transaction fees we charge vary depending on the type of transaction and the number of transactions attributable to a particular card issuer. Our agreements generally provide for payment in local currency. Transaction fees are sometimes denominated in euros or U.S. dollars. Transaction fees are billed to financial institutions and card organizations with payment terms typically no longer than one month.

Other Products and Services

Our network of owned or operated ATMs allows for the sale of financial and other products or services at a low incremental cost. We have developed value added services in addition to basic cash withdrawal and balance inquiry transactions. These value added services include mobile top-up, fraud management, bill payment, domestic and international surcharge, CRM, foreign remittance payout, cardless payout, banknote recycling, electronic content, ticket and voucher, and advertising. We are committed to the ongoing development of innovative new products and services to offer our EFT processing customers.

Euronet offers multinational merchants a Single European Payments Area (“SEPA”)-compliant crossborder transaction processing solution. SEPA is an area in which all electronic payments can be made and received in euros, whether between or within national boundaries, under the same basic conditions, rights and obligations, regardless of their location. This single, centralized acquiring platform enables merchants to benefit from cost savings and faster, more efficient payments transfer. Although many European countries are not members of the eurozone, the platform can serve the merchants in these countries as well, through its multi-currency functionality.

Software Solutions

We also offer a suite of integrated software solutions for electronic payments and transaction delivery systems. We generate revenues for our software products from licensing, professional services and maintenance fees for software and sales of related hardware, primarily to financial institutions around the world.

Additionally, our software products are an integral part of the EFT Processing Segment product lines, and our investment in research, development, delivery and customer support reflects our ongoing commitment to an expanded customer base both internally and externally. Our proprietary software is used by processing centers in our EFT Processing Segment, resulting in cost savings and added value compared to third-party license and maintenance options. Our proprietary software consists of our legacy ITM software, which we have used and sold to banks since 1998 through our Software Solutions unit, and an innovative switching software package named REN that we released in 2017.

We currently operate REN in our processing center to process payments for our own networks in Europe and we are progressively transitioning all our networks globally to REN. The private cloud architecture of REN allows us to simultaneously deploy REN across multiple physical locations. While we currently only operate REN for our internal resources, REN is scalable and will allow us to offer payment and digital solutions to third parties. In addition to payments processing, REN also supports other digital elements, including card issuing for physical and virtual cards, loyalty services, Know Your Customer compliance, real time settlement, inventory management, risk and fraud management and other services. REN will be used as a platform to connect Euronet assets to offer digital payment solutions.

epay Segment

The epay Segment provides distribution, processing and collection services for digital media (formerly referred to as non-mobile content) and prepaid mobile airtime throughout its worldwide distribution network. We operate a network that includes approximately 707,000 POS terminals providing electronic processing of digital media and prepaid mobile airtime “top-up” services in Europe, the Middle East, Asia Pacific, the United States and South America. We also provide vouchers and physical gift fulfillment services in Europe, gift card distribution and processing services in most of our markets and digital code distribution in a growing number of markets.

Prepaid Mobile Airtime Transaction Processing

We process prepaid mobile airtime top-up transactions on our POS network across Europe, the Middle East, Asia Pacific, North America and South America for two types of clients: distributors and retailers. Both types of client transactions start with a consumer in a retail store. The retailer uses a specially programmed POS terminal in the store, the retailer’s electronic cash register (ECR) system, or web-based POS device that is connected to our network to buy prepaid mobile airtime. The consumer will select a predefined amount of mobile airtime from the carrier of choice, and the retailer enters the selection into the POS terminal. The consumer will pay that amount to the retailer (in cash or other payment methods accepted by the retailer). The POS device then transmits the selected transaction to our processing center. Using the electronic connection we maintain with the mobile phone operator or drawing from our inventory of PINs, the purchased amount of mobile airtime will be either credited to the consumer’s account or delivered via a PIN printed by the terminal and given to the consumer. In the case of PINs printed by the terminal, the consumer must then call the mobile phone operator’s toll-free number to activate the purchased airtime to the consumer’s mobile account.

One difference in our relationships with various retailers and distributors is the way in which we charge for our services. For distributors and certain very large retailers, we charge a processing fee. However, the majority of our transactions occur with smaller retailers. With these clients, we receive a commission or discount on each transaction that is withheld from the payments made to the mobile phone operator, and we share that commission/discount with the retailers.

Closed Loop Gift Cards

Closed loop (private-branded) gift cards are generally described as merchant-specific prepaid cards, used for purchases exclusively at a particular merchant’s locations. We distribute closed loop gift cards in various categories, including dining, retail and digital media, such as music, games and software. Generally, the gift card is activated when a consumer loads funds (with cash, debit or credit card payment) or purchases a preloaded value gift card at a retail store location or online.

Open Loop Gift Cards

Open loop (network-branded) gift cards are prepaid gift cards associated with an electronic payment network (such as Visa or MasterCard) and are honored at multiple, unaffiliated locations (wherever cards from these networks are generally accepted). They are not merchant-specific. We distribute and issue single-use, non-reloadable open loop gift cards carrying the Visa brand in our retail channels. After the consumer purchases the preloaded value gift card at a retail store location or online, the consumer must call the toll-free number on the back of the card to activate it.

Open Loop Reloadable

We distribute Visa and MasterCard issued debit cards provided by Green Dot, NetSpend and other card issuers. We also manage and distribute a proprietary debit card that allows a retailer to issue its own reloadable store-branded card. Open loop reloadable cards have features similar to a bank checking account, including direct deposit, purchasing capability wherever a credit card is accepted, bill payment and ATM access. Fees are charged to consumers for the initial load and reload transactions, monthly account maintenance and other transactions.

Other Products and Services

Our POS network is used for the distribution of other products and services, including games and software, bill payment, lottery tickets and transportation products. Through our cadooz subsidiary, we also distribute vouchers and physical gifts into the business-to-business (“B2B”) channel principally for the purposes of employee and customer incentives and rewards. In certain locations, the terminals used for prepaid services can also be used for electronic funds transfer to process credit and debit card payments for retail merchandise. We provide promotion and advertising for content providers of their prepaid content throughout our retail distribution network. We also provide card production and processing services to some of our prepaid gift card partners and telecom content providers.

Retailer and Distributor Contracts

We provide our prepaid services through POS terminals or web-based POS devices installed in retail outlets or, in the case of major retailers, through direct connections between their ECR systems and our processing centers. In markets where we operate proprietary technology (the U.K., Germany, Australia, Poland, Ireland, New Zealand, Spain, Greece, India, Italy, Brazil and the U.S.), we generally own and maintain the POS terminals. In certain countries in Europe, the terminals are sold to the retailers or to distributors who service the retailer. Our agreements with major retailers for the POS services typically have one to three-year terms. These agreements include terms regarding the connection of our networks to the respective retailer’s registers or payment terminals or the maintenance of POS terminals, and obligations concerning settlement and liability for transactions processed. Generally, our agreements with individual or small retailers have shorter terms and provide that either party can terminate the agreement upon three to six months’ notice.

In Germany, distributors are key intermediaries in the sale of mobile top-up. As a result, our business in Germany is substantially concentrated in, and dependent upon, relationships with our major distributors. The termination of any of our agreements with major distributors could materially and adversely affect our prepaid business in Germany. However, we have been establishing agreements with independent German retailers in order to diversify our exposure to such distributors.

Money Transfer Segment

The Money Transfer Segment provides global consumer-to-consumer money transfer services, primarily under the brand names Ria, AFEX Money Express, and IME, and global account-to-account money transfer services under the brand name xe. We offer services under the brand names Ria, AFEX Money Express and IME through a network of sending agents, Company-owned stores (primarily in North America, Europe and Malaysia) and our websites (riamoneytransfer.com and online.imeremit.com), disbursing money transfers through a worldwide correspondent network that includes approximately 377,000 locations. xe is a provider of foreign currency exchange information on its currency data websites (www.xe.com and www.x-rates.com). We offer global account-to-account money transfer services under the brand name xe through our websites (www.xe.com and https://transfer.xe.com) and xe customer service representatives. In addition to money transfers, we offer customers bill payment services (primarily in the U.S.), payment alternatives such as money orders, comprehensive check cashing services for a wide variety of issued checks, along with competitive foreign currency exchange services and mobile top-up. Through our HiFM brand, we offer cash management solutions and foreign currency risk management services to small-to-medium sized businesses. We are one of the largest global money transfer companies in terms of revenues and transaction volumes.

Money transfer products and services are sold primarily through three channels at agent locations, Company-owned stores and on internet enabled devices at riamoneytransfer.com, online.imeremit.com, xe.com, and https://transfer.xe.com (online transactions).

In an online transaction, customers send funds, using a bank account or credit or debit card, for pay-out at most of our agent locations around the world or directly to a bank account.

Through our TeleRia service, customers connect to our call center from a telephone available at an agent location and a representative collects the information over the telephone and enters it directly into our secure proprietary system. As soon as the data capture is complete, our central system automatically faxes a confirmation receipt to the agent location for the customer to review and sign and the customer pays the agent the money to be transferred, together with a fee. The agent then faxes the signed receipt back to Ria to complete the transaction.

Through our Walmart-2-Walmart Money Transfer Service, which allows customers to transfer money to and from Walmart stores in the U.S., our Ria business executes the transfers with Walmart serving as both the sending agent and payout correspondent. Ria earns a significantly lower margin from these transactions than its traditional money transfers; however, the arrangement adds a significant number of transactions to Ria’s business. The agreement with Walmart establishes Ria as the only party through which Walmart will sell U.S. domestic money transfers branded with Walmart marks. The agreement had an initial term expiring in April 2017 and was renewed for an additional three-year period until April 2020. Thereafter, it will automatically renew for one year terms unless either party provides notice to the contrary. The agreement imposes certain obligations on each party, the most significant being service level requirements by Ria and money transfer compliance requirements by Walmart. Any violation of these requirements by Ria could result in an obligation to indemnify Walmart or termination of the contract by Walmart. However, the agreement allows the parties to resolve disputes by mutual agreement without termination of the agreement.

In addition to money transfers, Ria also offers customers bill payment services, payment alternatives such as money orders, comprehensive check cashing services for a wide variety of issued checks, along with competitive foreign currency exchange services and mobile top-up. These services are all offered through our Company-owned stores while select services are offered through our agents in certain markets.

Ria money orders are widely recognized and exchanged throughout the United States. Our check cashing services cover payroll and personal checks, cashier checks, tax refund checks, government checks,

insurance drafts and money orders. Our bill payment services offer timely posting of customer bills for over 3000 companies, including electric and gas utilities and telephone/wireless companies. Bill payment services are offered primarily in the U.S.

Recent Developments

Private Placement of 0.75% Convertible Senior Notes due 2049

As previously disclosed, on March 18, 2019, the Company completed a private placement of $525.0 million in aggregate principal amount of its 0.75% Convertible Senior Notes due 2049 (the “2049 Notes”). The 2049 Notes were offered and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company received net proceeds from the private placement of the 2049 Notes of approximately $512.2 million, after deducting the initial purchasers’ discount and estimated expenses. The Company used approximately $94.5 million of the net proceeds from the private placement to fund the repurchase of $49.0 million aggregate principal amount of the Company’s 1.50% Convertible Senior Notes due 2044 (the “2044 Notes”) from a limited number of holders in privately negotiated transactions. The Company applied the remainder of the net proceeds for general corporate purposes, which included funding the redemption of the remaining 2044 Notes as discussed below and repaying borrowings outstanding under the Company’s unsecured revolving credit facility.

Redemption of 2044 Notes

As previously disclosed, on March 18, 2019, the Company provided a notice of redemption to the trustee of the indenture governing the Company’s 2044 Notes, pursuant to which the Company will redeem all of the remaining principal amount outstanding of the 2044 Notes on May 28, 2019 (the “Redemption Date”). At the time the 2044 Notes were called for redemption, $352.5 million principal amount was outstanding. The redemption price of the 2044 Notes to be redeemed is cash equal to 100% of the principal amount of the 2044 Notes redeemed plus accrued and unpaid interest, if any, to, but excluding the Redemption Date. Holders of the 2044 Notes may surrender their notes for conversion into shares of the Company’s common stock at any time prior to the close of business on the business day immediately preceding the Redemption Date. As of March 18, 2019, the conversion rate was 13.8534 shares of the Company’s common stock for each $1,000 principal amount of the 2044 Notes. In accordance with the terms of the indenture governing the 2044 Notes, the Company also provided notice of its election to settle its conversion obligation through a combination of cash and stock equal to the sum of the Daily Settlement Amounts (as defined in the indenture governing the 2044 Notes) for each of the 40 consecutive trading days during the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the Redemption Date. The Company will pay cash equal to $1,000 for each $1,000 principal amount of the 2044 Notes and the remainder of the conversion obligation by issuing shares of the Company’s common stock.

Corporate Information

Our principal offices are located at 3500 College Boulevard, Leawood, Kansas 66211. Our telephone number at that location is (913) 327-4200. Our website is located at www.euronetworldwide.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. For purposes of this section entitled “—The Offering,” references to “we,” “us,” “our,” the “Company” or “Euronet” refer only to Euronet Worldwide, Inc. and not to its subsidiaries.

Issuer	Euronet Worldwide, Inc.

Notes Offered	€ aggregate principal amount of % senior notes due 20 .

Maturity	The notes will mature on , 20 .

Interest Rate	Interest will accrue on the notes at the rate of % per year, and will be payable in cash annually in arrears on of each year, commencing , 2020. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated. See “Description of the Notes—Principal, Maturity and Interest.”

Interest Rate Adjustment	The interest rate payable on the notes will be subject to adjustment from time to time if either Fitch Ratings, Inc. or S&P Global Ratings Services downgrades (or if either subsequently upgrades) the credit rating assigned to the notes as described under “Description of the Notes—Interest Rate Adjustment.”

Ranking	The notes will be our senior unsecured obligations and will rank:

•	senior in right of payment to any of our current and future indebtedness that is expressly subordinated in right of payment to the notes;

•	equally with all of our current and future unsecured indebtedness that is not so subordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

structurally junior to all indebtedness and other liabilities of our subsidiaries (including their trade payables, claims of lessors under leases and their obligations, if any, as borrowers under and/or guarantors of our unsecured revolving credit facility).

As of March 31, 2019, after giving effect to this offering and the use of proceeds thereof and the redemption of the 2044 Notes, the principal amount of our total consolidated indebtedness outstanding, excluding immaterial finance leases, was $        million, of which an aggregate of $26.8 million was either secured indebtedness or indebtedness owed or guaranteed by certain of our subsidiaries, and all of which would effectively rank senior to the notes to the extent of the value of the collateral or the assets of such subsidiaries, and we had no subordinated debt outstanding.

Our ability to pay principal and interest on the notes will be affected by the ability of our subsidiaries, our principal source of cash flow, to declare and distribute dividends to us. See “Risk Factors—Risks Related to the Offering—We and our subsidiaries have significant leverage and debt obligations. Payment on the notes will depend on dividends and distributions from our subsidiaries, and the notes will be structurally subordinated to the existing and future indebtedness and liabilities of our subsidiaries.”

No Guarantees	The notes will not be guaranteed by any of our subsidiaries.

Optional Redemption	We may redeem all or a portion of the notes at our option at any time at the price applicable to such notes described under “Description of the Notes—Redemption—Optional Redemption.” At any time on or after , 20 ( months before their maturity date), the notes will be redeemable, in whole or in part, at our option and at any time or from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Redemption for Tax Reasons	We may redeem all, but not part, of the notes in the event of certain changes in the tax laws of the United States. This redemption would be at 100% of the principal amount of the notes to be redeemed, together with accrued and unpaid interest on the notes to be redeemed to, but not including, the date fixed for redemption.

See “Description of the Notes—Redemption—Redemption for Tax Reasons.”

Additional Amounts	We will, subject to certain exceptions and limitations, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment of principal of and interest on the notes to a holder who is not a United States person (as defined herein), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable. See “Description of the Notes—Payment of Additional Amounts.”

Further Issues	We may create and issue further notes ranking equally and ratably in all respects with the notes being offered hereby, so that such further notes will be consolidated and form a single series with the notes being offered hereby. We may also create and issue further notes of a different series than the notes. See “Description of the Notes—Further Issues.”

Use of Proceeds	We expect to receive net proceeds from this offering of approximately € million (or $ million based on an exchange rate of €1.00 to $1.1173 on May 16, 2019) after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include repayment of indebtedness, including indebtedness under our unsecured revolving credit facility, and share repurchases. See “Use of Proceeds” in this prospectus supplement.

Repurchase Upon Change of Control Triggering Event	Upon the occurrence of a “Change of Control Triggering Event,” as described in “Description of the Notes—Repurchase upon a Change of Control Triggering Event” in this prospectus supplement, we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Currency of Payments	Principal, premium, if any, and interest payments in respect of the notes and additional amounts, if any, will be payable in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, or is no longer being used for the settlement of transactions by public institutions or within the international banking community or the euro is no longer being used by the member states of the European Monetary Union that have adopted the euro as their currency, then all payments of the notes will be made in U.S. dollars until the euro is again available to us or so used. See “Description of the Notes—Issuance in Euros.”

Certain Covenants	The indenture governing the notes contains certain restrictive covenants that, among other things, will limit:

•	our ability to consolidate, merge or sell all or substantially all of our assets;

•	the ability of us and our significant subsidiaries to create liens; and

•	the ability of us and our significant subsidiaries to enter into sale and leaseback transactions.

These limitations will be subject to a number of important qualifications and exceptions. See “Description of the Notes—Certain Covenants.”

Listing	The notes are new securities for which there is currently no established market. We intend to apply to list the notes on The Nasdaq Global Market. The listing application will be subject to approval by The Nasdaq Global Market. If such listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

Denominations	The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Trustee, Transfer Agent and Registrar	U.S. Bank National Association.

Paying Agent	Elavon Financial Services DAC, UK Branch.

Governing Law	The indenture and the supplemental indenture under which the notes are being issued and the notes will be governed by the laws of the State of New York.

Risk Factors	Your investment in the notes will involve risks. You should carefully consider the discussion of risks under “Risk Factors” in this prospectus supplement and the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before deciding to make an investment in the notes.

Summary of Historical Consolidated Financial Data

The following table sets forth summary consolidated financial data as of the dates and for the periods indicated. The summary consolidated balance sheet data as of December 31, 2018 and 2017, and the summary consolidated operating statement data for each of the years in the three-year period ended December 31, 2018, have been derived from our audited consolidated financial statements, which are incorporated by reference in this prospectus supplement. The summary consolidated balance sheet data as of March 31, 2019, and the summary consolidated operating statement data for the three months ended March 31, 2019 and 2018, have been derived from our unaudited consolidated financial statements, which are incorporated by reference in this prospectus supplement. The summary consolidated balance sheet data as of March 31, 2018 and December 31, 2016 have been derived from our consolidated financial statements, which are not included or incorporated by reference in this prospectus supplement.

Our historical results are not necessarily indicative of future performance or results of operations. Our results for the three month period ended March 31, 2019 are not necessarily indicative of the results that may be expected for a full year or any other period. The summary consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the financial statements, related notes and schedules and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2019, respectively, and incorporated by reference in this prospectus supplement.

	Three Months Ended March 31,		Year Ended December 31,
	2019	2018	2018	2017	2016
	(in thousands, except for per share amounts and summary network data)
Consolidated Statement of Operations Data:
Revenues
EFT processing segment	$145,703	$135,704	$753,651	$634,559	$464,254
epay segment	176,114	176,845	743,784	733,998	693,986
Money Transfer segment	256,581	238,836	1,042,962	886,858	801,919
Total revenues	577,509	550,515	2,536,629	2,252,422	1,958,615
Operating income (1)	56,094	45,472	357,914	265,997	249,773
Net income attributable to Euronet Worldwide, Inc.	34,543	26,413	232,851	156,845	174,415
Net income per share (diluted)	0.62	0.49	4.26	2.85	3.23
Consolidated Balance Sheet Data:
Assets
Cash and cash equivalents	$1,216,297	$885,646	$1,054,357	$819,144	$734,414
Restricted cash	74,945	63,842	76,595	81,374	77,674
Trade accounts receivable, net	715,612	707,242	693,616	744,879	502,989
Total current assets	2,235,529	1,869,942	2,087,587	1,890,186	1,584,988
Goodwill	704,054	743,456	704,197	717,386	689,713
Total Assets	3,814,053	3,157,375	$3,321,155	$3,140,029	$2,712,872
Liabilities and stockholders’ equity
Total current liabilities	1,744,407	1,318,322	$1,378,394	$1,407,720	$1,179,100
Debt obligations, long-term portion	412,862	573,594	589,782	404,012	561,663
Total liabilities	2,526,143	2,028,343	2,088,313	1,940,551	1,812,315
Total equity	1,287,910	1,129,032	1,232,842	1,199,478	900,557
Total liabilities and equity	3,814,053	3,157,375	$3,321,155	$3,140,029	$2,712,872

	Three Months Ended March 31,		Year Ended December 31,
	2019	2018	2018	2017	2016
	(in thousands, except for per share amounts and summary network data)
Summary Network Data:
Number of operational ATMs at end of period	42,034	38,358	40,354	37,133	33,973
EFT processing transactions during the period (in millions)	691	622	2,721	2,352	1,885
Number of operational prepaid processing POS terminals at end of period (rounded)	707,000	680,000	719,000	683,000	661,000
Prepaid processing transactions during the period (in millions)	338	258	1,149	1,186	1,294
Money transfer transactions during the period (in millions)	26.6	24.3	107.6	92.2	82.3

(1)	The results of 2018 and 2017 include non-cash charges related to impairment of goodwill and acquired intangible assets of $7.0 million and $34.1 million, respectively.

RISK FACTORS

You should carefully consider the risks and uncertainties described below before purchasing the notes, as well as other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described in the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2018 and, to the extent applicable, in our subsequent Quarterly Reports on Form 10-Q. If any of the following actually occurs, our business, financial condition or operating results could be materially harmed. You should carefully consider each of the risks and uncertainties below and all of the information in this prospectus supplement and the accompanying prospectus and the documents we refer you to in the section of this prospectus supplement titled “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not currently known to us or that we currently consider immaterial could also have a material adverse effect on our business operations.

Risks Related to the Notes

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated (including our unsecured revolving credit facility); effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries (including their trade payables and their obligations, if any, as borrowers under and/or guarantors of our unsecured revolving credit facility). In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt and the assets of our subsidiaries will be available to pay obligations on the notes only after the secured debt and the debt of our subsidiaries have been repaid in full from those assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor will it prohibit any of our subsidiaries from incurring additional liabilities.

As of March 31, 2019, the principal amount of our total consolidated indebtedness outstanding, excluding immaterial finance leases, was $904.3 million, of which an aggregate of $26.8 million was either secured indebtedness or indebtedness owed or guaranteed by certain of our subsidiaries, and all of which would effectively rank senior to the notes to the extent of the value of the collateral or the assets of such subsidiaries, and we had no subordinated debt outstanding. After giving effect to the issuance of the notes and the use of proceeds therefrom and the redemption of our 2044 Notes, the principal amount of our total consolidated indebtedness outstanding would have been approximately $        million.

The notes are our obligations only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. A substantial portion of our consolidated assets is held by, and a substantial portion of our operations is conducted by, our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes and our existing convertible notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the notes.

Despite our current debt levels, we may incur substantially more debt or take other actions that would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt, including secured debt, in the future, subject to the restrictions contained in our debt instruments. We will not be restricted under the terms of the indenture governing the notes, and we are not restricted under the terms of the indentures governing our existing convertible senior notes, from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that could have the effect of diminishing our ability to make payments on the notes when due. Our existing unsecured revolving credit facility limits the ability of our subsidiaries to incur additional indebtedness and our ability to incur secured indebtedness, but after the facility matures or is repaid, we may not be subject to such limitations under the terms of any future indebtedness.

The indenture governing the notes will contain only limited restrictive covenants.

The indenture governing the notes will not contain any financial maintenance covenants and will contain only limited restrictive covenants. The indenture will not limit our or our subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. We, therefore, may pay dividends, incur additional debt, including secured indebtedness in certain circumstances or indebtedness by, or other obligations of, our subsidiaries to which the notes would be structurally subordinated, repurchase securities, engage in transactions with affiliates or engage in other activities, which would adversely affect our ability to pay our obligations under the notes. Our ability to incur additional indebtedness and use our funds for numerous purposes may limit the funds available to pay our obligations under the notes. See “Description of the Notes—Certain Covenants.”

We cannot assure you that an active trading market will develop for the notes.

The notes are a new issue of securities for which there is currently no established trading market. Although we intend to apply for listing of the notes for trading on The Nasdaq Global Market, no assurance can be given that the notes will become or will remain listed or that an active trading market for the notes will develop or, if developed, that it will continue. If a listing of the notes on The Nasdaq Global Market is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Certain of the underwriters have informed us that they currently intend to make a market in the notes, but they have no obligation to do so and may discontinue making a market at any time without notice. If an active trading market does not develop or is not sustained, the market price and liquidity of the notes may be adversely affected and you may be unable to resell your notes at a particular time, at their fair market value or at all. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the number of holders of the notes, our operating results, financial performance and prospects, prevailing interest rates, prevailing foreign exchange rates, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.

An adverse rating of the notes may cause their trading price to fall.

We expect that the notes will be rated “investment grade” by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell the notes, since a rating does not predict the market price of a particular security or its suitability for a particular investor. A rating organization may lower our rating or decide not to rate our securities in its sole discretion. The rating of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due on the notes and the ultimate payment of principal of the notes on the final maturity date. The reduction, suspension or withdrawal of the ratings of the notes will not, in and of itself, constitute an event of default under the indenture.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase any of the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

We may redeem the notes at our option, which may adversely affect your return on the notes.

The notes are redeemable at our option, and we may, therefore, choose to redeem all or part of the notes at any time prior to the maturity date, including at times when prevailing interest rates are relatively low. In the event that we redeem the notes prior to maturity, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

We may not be able to repurchase the notes upon a change of control triggering event.

Unless we have exercised our right to redeem the notes as described in the indenture, upon a change of control triggering event, we will be required to make an offer to each holder of the notes to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. A change of control triggering event will occur when there is (i) a change of control involving us and (ii) within a specified period in relation to the change of control, the notes are downgraded by Fitch Ratings, Inc. and Standard & Poor’s Ratings Services and are rated below an investment grade rating by both of these rating agencies. If we experience a change of control triggering event, there can be no assurance that we will have sufficient financial resources available at such time to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the Notes—Repurchase upon Change of Control Triggering Event.”

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.

Investors will have to pay for the notes in euro. Payments of principal, interest, and additional amounts, if any, in respect of the notes are payable by us in euro. An investment in the notes which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser conducts its business or activities (the “home currency”), entails significant risks not associated with a similar investment in a security denominated in the home currency.

These include the possibility of:

•	significant changes in rates of exchange between the home currency and the euro;

•	the imposition or modification of foreign exchange controls with respect to the euro; and

•	tax consequences for you as a result of any foreign exchange gains or losses resulting from an investment in the notes. See “Material U.S. Federal Income Tax Considerations.”

We have no control over a number of factors affecting notes denominated in a currency other than an investor’s home currency, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, rates of exchange for certain currencies, including the euro, have been highly volatile and this volatility may continue in the future.

Despite measures taken to alleviate credit risk, concerns persist regarding the debt burden of certain member states of the European Monetary Union and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states. These and other concerns could lead to the reintroduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. The official exchange rate at which the notes may be redenominated may not accurately reflect their value in euro. These potential developments, or market perceptions concerning these developments and related issues, could adversely affect the value of the notes.

Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the home currency could result in a decrease in the effective yield of the notes below the coupon rate, in the investor’s home currency equivalent of the principal payable at the maturity of the notes and generally in the investor’s home currency equivalent market value of the notes. Appreciation of the euro in relation to the investor’s home currency would have the opposite effect.

The United Kingdom, the European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates as well as the availability of the euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

If the euro is unavailable due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then in such circumstances, all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro as determined by us in our sole discretion. There can be no assurance that this exchange rate will be as favorable to holders of notes as the exchange rate otherwise determined by applicable law. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the notes. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of the Notes—Issuance in Euros.”

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the market exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or an integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The United Kingdom’s departure from the European Union could adversely affect the value of the notes.

The United Kingdom held a referendum on June 23, 2016 in which a majority of voters voted to exit the European Union (“Brexit”) and on March 29, 2017, the United Kingdom submitted a formal notification of its intention to withdraw from the European Union pursuant to Article 50 of the Treaty of Lisbon. The United Kingdom now has a deadline of October 31, 2019 after the original deadline was extended to negotiate the terms of its withdrawal from, and future relationship with, the European Union, including the terms of trade between the United Kingdom and the European Union and potentially other countries. If no formal withdrawal agreement is reached between the United Kingdom and the European Union by the deadline, then it is expected the United Kingdom’s membership of the European Union will automatically terminate on such date. Discussions between the United Kingdom and the European Union focused on finalizing withdrawal issues and transition agreements are ongoing. However, limited progress to date in these negotiations and ongoing uncertainty within the UK Government and Parliament sustains the possibility of the United Kingdom leaving the European Union without a withdrawal agreement and associated transition period in place, which is likely to cause significant market and economic disruption. The effects of Brexit will depend on any agreements the United Kingdom makes to retain access to European Union markets either during a transitional period or more permanently. Brexit could adversely affect European and worldwide economic and market conditions and could contribute to instability in global financial and foreign exchange markets, including volatility in the value of the euro. In addition, Brexit could lead to legal uncertainty and potentially divergent national laws and regulations as the United Kingdom determines which European Union laws to replace or replicate. Any of these effects of Brexit, and others we cannot anticipate, could negatively impact the value of the notes.

Risks Related to our Business

See those factors discussed in detail in Part 1, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018 that is incorporated by reference in this prospectus supplement and the accompanying prospectus.

CURRENCY CONVERSION

All payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us and so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

Investors will be subject to foreign exchange risks as to payments of principal and interest, including payments made upon any redemption of the notes, that may have important economic and tax consequences to them. See “Risk Factors.”

The closing euro/U.S. $ exchange rate announced by Bloomberg L.P. for May 16, 2019 was €1.00 = U.S. $1.1173.

USE OF PROCEEDS

The net proceeds to us from the sale of the notes offered hereby are expected to be approximately €         million (or $        million based on an exchange rate of €1.00 to $1.1173 on May 16, 2019) after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include repayment of indebtedness, including indebtedness under our unsecured revolving credit facility, and share repurchases.

Fees and interest on borrowings under the unsecured revolving credit facility vary based upon our debt rating (as defined in the Credit Agreement) and will be based, in the case of letter of credit fees, on a margin, and in the case of interest, on a margin over the London Inter-Bank Offered Rate (“LIBOR”) or a margin over the base rate, as selected by us, with the applicable margin (inclusive of the facility fees) ranging from 1.125% to 2.0% (or 0.175% to 1.0% for base rate loans). The base rate is the highest of (i) the Bank of America prime rate, (ii) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.50% and (iii) except during a Fixed LIBOR Rate Unavailability Period (as defined in the Credit Agreement), the Fixed LIBOR Rate (as defined in the Credit Agreement) plus 1.00%. The maturity date for the unsecured revolving credit facility is October 17, 2023. At May 16, 2019, we had approximately $148.4 million of indebtedness outstanding under our unsecured revolving credit facility with a weighted average interest rate of 3.5% excluding the facility fees.

Each of the underwriters (or their affiliates) are lenders under our unsecured revolving credit facility and would receive a portion of the proceeds from this offering if we use the net proceeds to repay the unsecured revolving credit facility. Bank of America, N.A., an affiliate of Merrill Lynch International, acts as administrative agent and a lender, Barclays Bank PLC acts as a lender, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities International Limited, acts as a lender and co-syndication agent, under our unsecured revolving credit facility. Each underwriter (or its affiliate) will receive its proportionate share of any amount of the unsecured revolving credit facility that is repaid with the proceeds from this offering.

CAPITALIZATION

The following table sets forth our total capitalization as of March 31, 2019, on:

•	an actual basis;

•

an as adjusted basis to give effect to the redemption of all of our 2044 Notes outstanding, which will occur subsequent to the date of this prospectus supplement as described under “Prospectus Supplement Summary—Recent Developments;” and

•	an as further adjusted basis to give effect to the sale of the notes offered hereby and the application of the net proceeds thereof as described under “Use of Proceeds.”

This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and schedules and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, incorporated by reference in this prospectus supplement.

	As of March 31, 2019 (unaudited)
(in millions, except par value and number of shares)	Actual	As adjusted(1)	As further adjusted(2)
Cash and cash equivalents	$1,216.3	$863.0	$

Debt, including current maturities:
Unsecured revolving credit facility	—	—		—
1.50% Convertible Senior Notes due 2044(3)	333.9	—		—
0.75% Convertible Senior Notes due 2049(3)	426.0	426.0		426.0
Notes offered hereby(4)	—	—
Other debt (5)	26.8	26.8		26.8

Total debt	786.7	452.8
Stockholders’ equity:
Preferred stock, $0.02 par value	—	—		—
Common stock, $0.02 par value	1.2	1.2		1.2
Additional paid-in capital	1,142.7	1,142.7		1,142.7
Treasury stock	(393.3)	(393.3)		(393.3)
Retained earnings	704.3	704.3		704.3
Accumulated other comprehensive loss	(167.2)	(167.2)		(167.2)

Total Euronet Worldwide, Inc. stockholders’ equity	1,287.7	1,287.7		1,287.7
Noncontrolling interests	0.2	0.2		0.2

Total stockholders’ equity	1,287.9	1,287.9		1,287.9

Total capitalization	2,074.6	1,740.7

(1)

The “as adjusted” column reflects the redemption of all of the 2044 Notes outstanding using the proceeds from the private placement of the 2049 Notes. The aggregate redemption price for the 2044 Notes is calculated based on the aggregate principal amount of the 2044 Notes outstanding, plus accrued and unpaid interest thereon to, but not including the redemption date. The table assumes that none of the 2044 Notes outstanding as of March 31, 2019 are converted prior to the redemption date. The actual aggregate redemption price of the 2044 Notes will vary depending on the extent to which any such conversion occurs prior to the redemption date. As of May 16, 2019, holders of $69.3 million of the 2044 Notes have submitted conversion notices for their notes. The remaining $283.2 million of 2044 Notes will be either converted prior to or redeemed on May 28, 2019. Given the available premium on conversion, we expect that substantially all of the 2044 Notes will be converted prior to the redemption date. With respect to any 2044 Notes that are converted, we will use cash to pay the principal amount thereof, with the amount used the same as if we redeemed such notes, and issue common stock to satisfy conversion obligations in excess thereof, which would decrease our additional paid-in capital and retained earnings from that set forth above.
(2)

The “as further adjusted” column reflects the adjustments noted in (1) above and the sale of the notes offered hereby and the application of the net proceeds thereof as described under “Use of Proceeds.”    The net proceeds to us from the sale of the notes offered hereby are expected to be approximately €                 million (or $        million based on an exchange rate of €1.00 to $1.1173 on May 16, 2019) after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include repayment of indebtedness, including indebtedness under our unsecured revolving credit facility. At May 16, 2019, we had approximately $148.4 million of indebtedness outstanding under our unsecured revolving credit facility.

(3)

In accordance with ASC 470-20, a convertible debt instrument (such as the 2044 Notes and 2049 Notes) that may be wholly or partially settled in cash is required to be separated into a liability and equity component, such that interest expense reflects the issuer’s non-convertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt and reduces retained earnings. ASC 470-20 does not affect the actual amount that we are required to repay. The amounts shown in the table above for the 2044 Notes and the 2049 Notes are presented at their carrying value and reflect the debt discount that we are required to recognize and the increase in additional paid-in capital. In connection with the redemption of the 2044 Notes, the increase in additional paid-in capital associated with the 2044 Notes will be reduced. As of May 16, 2019, we had an aggregate principal amount of $352.5 million of 2044 Notes and $525.0 million of 2049 Notes outstanding.

(4)	Represents the aggregate principal amount of the notes offered hereby based on a €/$ exchange rate of €1.00/$1.1173 as of May 16, 2019.
(5)	Represents credit facilities of our subsidiaries and does not include any finance leases, which are immaterial.

DESCRIPTION OF THE NOTES

We will issue the notes under an indenture (the “base indenture”) between us and U.S. Bank National Association, as trustee (the “trustee”), and a supplemental indenture between us, the trustee and Elavon Financial Services DAC, UK Branch, as paying agent (the “supplemental indenture” and, together with the base indenture, the “indenture”), each to be dated as of the date of initial issuance of the notes. Under a paying agency agreement to be entered into between us, the trustee and the paying agent, we will appoint Elavon Financial Services DAC, UK Branch, to act as paying agent in connection with the notes, and we will appoint U.S. Bank National Association to act as transfer agent and registrar.

The following summarizes some, but not all, of the provisions of the notes and the indenture, but does not purport to be complete and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in those documents. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the “TIA,” and we urge you to read the indenture and the form of certificate evidencing the notes in their entirety, because they, and not this description, define your rights as a holder of the notes. You may request a copy of these documents at our address shown under “Available Information.”

In this “Description of the Notes” section, when we refer to “Euronet,” “we,” “our” or “us,” we are referring to Euronet Worldwide, Inc. and not to any of its subsidiaries.

General

The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated. The notes will rank effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including their trade payables or claims of lessors under leases and their obligations, if any, as borrowers under and/or guarantors of our unsecured revolving credit facility). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

The notes will initially be limited to €                million aggregate principal amount. The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Principal, Maturity and Interest

The notes will bear interest at a rate of     % per year. Interest on the notes will be payable annually in arrears on                 of each year, beginning on                 , 2020, to the persons in whose names the notes are registered at the close of business on the                 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or the settlement date if no interest has been paid or duly provided for on the notes), to but excluding the next date on which interest is paid or duly provided for. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the notes will accrue from and including the settlement date and will be paid to holders of record on the day immediately prior to the applicable interest payment date.

The notes will mature on                 , 20    . On the maturity date of the notes, the holders will be entitled to receive 100% of the principal amount of such notes. The notes will not have the benefit of any sinking fund.

If any interest payment date, redemption date or maturity date falls on a day that is not a business day, then the relevant payment may be made on the next succeeding business day and no interest will accrue because of such delayed payment. With respect to the notes, when we use the term “business day” we mean any day except a Saturday, a Sunday or a day on which banking institutions in the applicable place of payment are authorized or required by law, regulation or executive order to close.

Issuance in Euros

Initial holders of the notes will be required to pay for the notes in euros, and principal, premium, if any, and interest payments and additional amounts, if any, in respect of the notes will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used.

The amount payable on any date in euros will be converted to U.S. dollars on the basis of the most recently available market exchange rate for euros as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture or the notes. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Interest Rate Adjustment

The interest rate payable on the notes will be subject to adjustment from time to time if either Fitch or S&P (each as defined below), or, in either case, any Substitute Rating Agency (as defined below) downgrades (or subsequently upgrades) the credit rating assigned to the notes, in the manner described below.

If the rating from Fitch (or any Substitute Rating Agency) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase such that it will equal the interest rate payable on the notes on the date of their issuance plus the percentage set forth opposite the ratings from the table below:

Fitch Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

If the rating from S&P (or any Substitute Rating Agency) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase such that it will equal the interest rate payable on the notes on the date of their issuance plus the percentage set forth opposite the ratings from the table below:

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

If at any time the interest rate on the notes has been adjusted upward and either Fitch or S&P (or, in either case, a Substitute Rating Agency), as the case may be, subsequently increases its rating of the notes to any of the threshold ratings set forth above, the interest rate on the notes will be decreased such that the interest rate for the notes will equal the interest rate payable on the notes on the date of their issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase in rating. If Fitch (or any Substitute Rating Agency) subsequently increases its rating of the notes to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, and S&P (or any Substitute Rating Agency) increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher the interest rate on the notes will be decreased to the interest rate payable on the notes on the date of their issuance (and if one such upgrade occurs and the other does not, the interest rate on the notes will be decreased so that it does not reflect any increase attributable to the upgrading rating agency). In addition, the interest rates on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies) if the notes become rated A- and A- (or the equivalent of either such rating, in the case of a Substitute Rating Agency) or higher by each of Fitch and S&P (or, in either case, a Substitute Rating Agency thereof), respectively (or by one rating agency in the event the notes are only rated by one rating agency and we have not obtained ratings from a Substitute Rating Agency).

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Fitch or S&P (or, in either case, a Substitute Rating Agency), shall be made independent of any and all other adjustments, provided, however, that in no event shall (1) the interest rate for the notes be reduced to below the interest rate payable on the notes on the date of their issuance or (2) the total increase in the interest rate on the notes exceed 2.00% above the interest rate payable on the notes on the date of their issuance.

No adjustments in the interest rate of the notes shall be made solely as a result of a rating agency ceasing to provide a rating of the notes. If at any time Fitch or S&P ceases to provide a rating of the notes for any reason, we will use our commercially reasonable efforts to obtain a rating of the notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the tables above (a) such Substitute Rating Agency will be substituted for the last rating agency to provide a rating of the notes but which has since ceased to provide such rating, (b) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Fitch or S&P, as applicable, in such table and (c) the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the notes on the date of their issuance plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency). For so long as only one of Fitch or S&P provides a rating of the notes and no Substitute Rating Agency is offered to replace the other rating agency, any subsequent increase or decrease in the interest rate of the notes necessitated by a reduction or increase in the rating by the agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as none of Fitch, S&P or a Substitute Rating Agency provides a rating of the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the notes on the date of their issuance.

Any interest rate increase or decrease described above will take effect on the next business day after the day on which the rating change has occurred.

If the interest rate payable on the notes is increased as described above, the term “interest,” as used with respect to the notes, will be deemed to include any such additional interest unless the context otherwise requires.

“Substitute Rating Agency” means, in our discretion at any time and from time to time, Moody’s Investors Service, Inc. or any other “nationally recognized statistical rating organization” within the meaning of

Section 3(a)(62) of the Exchange Act selected by us (as certified to the trustee by a resolution of our board of directors) as a replacement agency for Fitch or S&P, or either of them, as the case may be.

Ranking

The notes will be general unsecured obligations of ours and will rank equally with all of our existing and future unsubordinated obligations.

Holders of any of our secured indebtedness and other secured obligations will have claims that are prior to your claims as holders of the notes, to the extent of the value of the assets securing such indebtedness and other obligations, in the event of any bankruptcy, liquidation or similar proceeding.

As of March 31, 2019, after giving effect to this offering and the use of proceeds thereof and the redemption of the 2044 Notes, the principal amount of our total consolidated indebtedness outstanding, excluding immaterial finance leases, was $        million, of which an aggregate of $26.8 million was either secured indebtedness of ours or indebtedness owed or guaranteed by certain of our subsidiaries, and all of which would effectively rank senior to the notes to the extent of the value of the collateral or the assets of such subsidiaries, and we had no subordinated debt outstanding.

The notes will not be guaranteed by any of our subsidiaries, and will therefore be “structurally” subordinated to all indebtedness and other obligations of our subsidiaries, including claims with respect to trade payables or claims of lessors under leases, which may be material. This means that in the event of bankruptcy, liquidation or reorganization of any of our subsidiaries, the holders of notes will have no direct claim to participate in the assets of such subsidiary, but may only recover by virtue of our equity interest in our subsidiaries (except to the extent we have a claim as a creditor of such subsidiary). Holders of all existing and future indebtedness and other liabilities of our subsidiaries, including trade payables and claims of lessors under leases, have the right to be satisfied in full prior to our receipt of any payment as any equity owner of our subsidiaries. As of March 31, 2019, after giving effect to this offering, but without giving effect to the application of proceeds therefrom, our direct and indirect subsidiaries would have had $26.8 million principal amount of indebtedness outstanding, excluding immaterial finance leases, to which the notes would have been structurally subordinated.

Further Issues

The notes will constitute a separate series of debt securities under the indenture, initially limited to €                million. Under the indenture, we may, without the consent of the holders of the notes, issue additional notes of the same or a different series from time to time in the future in an unlimited aggregate principal amount; provided, that, if any such additional notes are not fungible with the notes offered hereby (or any other tranche of additional notes) for U.S. federal income tax purposes, then such additional notes will have different ISIN and/or Common Code numbers than the notes offered hereby (and any such other tranche of additional notes). The notes offered hereby and any additional notes of the same series would rank equally and ratably and would be treated as a single class for all purposes under the indenture. This means that, in circumstances where the indenture provides for the holders of debt securities of any series to vote or take any action, any of the notes outstanding, as well as any additional notes that we may issue by reopening such series, will vote or take action as a single class.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment of the principal of and interest on the notes to a beneficial owner who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a “10-percent shareholder” of Euronet as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2) to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or an applicable withholding agent from the payment;

(5) to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(8) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the notes in the ordinary course of its lending business or (ii) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;

(10) to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(11) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Any reference to amounts payable in respect of the notes herein or in the indenture shall be deemed to include any additional amounts which may be payable as described above.

Redemption

Optional Redemption

The notes will be redeemable, in whole at any time or in part from time to time, at our option, prior to             , 20        (        months prior to the maturity date of the notes) (the “Par Call Date”) at a redemption price equal to the greater of (i) 100% of the principal amount of the notes, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes through the Par Call Date (exclusive of interest accrued and unpaid as of the date of redemption), assuming for such purpose that the notes matured on the Par Call Date, discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus                basis points, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. However, if the redemption date is after a record date and on or prior to a corresponding interest payment date, the interest will be paid on the redemption date to the holder of record on the record date.

Notwithstanding the foregoing, at any time on or after the Par Call Date, the notes will be redeemable, in whole or in part, at our option and at any time or from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Notice of any redemption will be given at least 30 days, but not more than 60 days, before the redemption date to each registered holder of notes to be redeemed. Once notice of redemption is given, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes (or portion thereof) to be redeemed on such redemption date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond (Bundesanleihe) whose maturity is closest to the Par Call Date, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the paying agent, or the trustee, money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed will be selected by the trustee, in accordance with the applicable depositary procedures; provided, however, that no notes of a principal amount of €100,000 or less shall be redeemed in part.

We may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise.

Notwithstanding the foregoing, in connection with any tender offer for all of the notes outstanding at a price of at least 100% of the principal amount of the notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date (including any Change of Control Offer), if holders of not less than 90% in aggregate principal amount of the notes outstanding validly tender and do not withdraw such notes in such tender offer and we, or any third party making such a tender offer in lieu of us, purchases all of the notes validly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, by first class mail to each holder of notes, or by electronic delivery, given not more than 30 days following such purchase date, to redeem all notes that remain outstanding following such purchase at a price equal to the price offered to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at any time at our option redeem, in whole, but not in part, the notes on not less than 15 nor more than 45 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the notes to, but not including, the date fixed for redemption.

Repurchase upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs with respect to the notes, unless we have exercised our right to redeem the notes as described under “—Optional Redemption,” or “—Redemption for Tax Reasons,” we will be required to make an offer to repurchase all or, at the holder’s option, any part (equal to €100,000 or any integral multiple of €1,000 in excess thereof) of each holder’s notes pursuant to the offer described below (the “Change of Control Offer”).

In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event with respect to the notes or, at our option, prior to any Change of Control (as defined below) but after the public announcement of the transaction or transactions that constitutes or may constitute a Change of Control, we will be required to mail, or cause to be mailed, or otherwise deliver in accordance with the applicable clearing system’s procedures, a notice to holders of the notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 and no later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”), pursuant to the procedures required by such notes and described in such notice. The notice shall, if mailed or delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of such notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes or the indenture, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes or the indenture by virtue of such conflict.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent for the notes an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee or the paying agent the notes properly accepted for payment by us, together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The paying agent for the notes will be required to promptly mail, or otherwise deliver in accordance with the applicable clearing system’s procedures, to each holder who properly tendered notes that were accepted for payment by us, the purchase price for such notes, and the trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults on its offer, we will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event. In addition, we will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment.

If holders of not less than 90% in aggregate principal amount of the notes outstanding tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us as described above, purchases all of the notes validly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

For purposes of the foregoing discussion of a repurchase at the option of holders upon the occurrence of a Change of Control, the following definitions are applicable:

“Rating Event” with respect to the notes means the ratings of the notes are decreased by each of the Rating Agencies and the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing upon the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following public notice of the occurrence of the related Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of “Change of Control Triggering Event”) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the holders of the notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the rating event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of us and our Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than us or one of our Subsidiaries; (2) the approval by the holders of our common stock of any plan or proposal for our liquidation or dissolution; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the number of shares of our Voting Stock then outstanding.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person or Group (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event occurring in respect of that Change of Control.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch and BBB- (or the equivalent) by S&P or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Person” means any individual, firm, limited liability company, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Fitch and S&P; and (2) if any of Fitch or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, that we select (as certified by an executive officer of ours) as a replacement agency for Fitch or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings Services (a division of S&P Global Inc.) or any successor to the rating agency business thereof.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of “Change of Control” includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to purchase your notes as a result of the sale, transfer, conveyance or other disposition of less than all of our assets may be uncertain.

Certain Covenants

The indenture will contain, among others, the following covenants:

Consolidation, Merger and Sale of Assets

We may not consolidate with, enter into a binding share exchange with, or merge with or into, another person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any successor person, unless:

•

the resulting, surviving or transferee person (if not us) is a Person organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the notes and the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	other conditions specified in the indenture are met.

Upon any such consolidation, binding share exchange, merger, sale, assignment, conveyance, transfer, lease or other disposition, the resulting, surviving or transferee corporation (if not us) shall succeed to, and may exercise every right and power of, Euronet under the indenture, in our name or in its own name and we will be released (other than in the case of a lease) from all our liabilities under the indenture and under the notes.

Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of our assets. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Limitations on Liens

We may not, and may not permit any of our Significant Subsidiaries (as defined below) to, create or permit to exist any Lien (as defined below) on any Principal Property (as defined below) of ours or any of our Significant Subsidiaries (or on any stock of a Significant Subsidiary), whether owned on the date of issuance of the notes or thereafter acquired, to secure any Indebtedness (as defined below) (any such Lien, a “Subject Lien”), unless we contemporaneously secure the notes (together with, if we so determine, any other Indebtedness of or guaranty by us or such Significant Subsidiary then existing or thereafter created that is not subordinated to the notes) equally and ratably with (or, at our option, prior to) that obligation.

The restriction in the above paragraph, however, will not apply to (i) Permitted Liens (as defined below) and (ii) Subject Liens securing Indebtedness if at the time of determination, after giving effect to the incurrence of such Indebtedness and to the retirement of Indebtedness which is being retired substantially concurrently therewith, the sum of (1) the aggregate principal amount of all of our Indebtedness and Indebtedness of our Significant Subsidiaries secured by Subject Liens (other than Permitted Liens) and (2) the Attributable Debt (as defined below) in respect of all Sale and Lease-Back Transactions (as defined below) not otherwise permitted under the first paragraph under “Certain Covenants—Limitations on Sale and Lease-Back Transactions” does not exceed 15% of Consolidated Net Tangible Assets (as defined below).

Any such Lien thereby created in favor of the notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Subject Lien to which it relates, or (ii) any sale, exchange or transfer to any person not an affiliate of Euronet of the Principal Property secured by such Subject Lien.

“Indebtedness” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures or other instruments for money borrowed or any borrowed money or any liability under or in respect of any banker’s acceptance (other than a daylight overdraft); provided, however, that Indebtedness does not include ATM Cash Supply Obligations.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest of any kind. For the avoidance of doubt, Liens do not include (a) the ownership or other interests of counterparties in “vault cash” they supply pursuant to ATM Cash Supply Arrangements or (b) setoff rights or statutory liens arising in the ordinary course of business.

“Permitted Liens” of any person will be defined in the indenture as:

(a) Liens imposed by law or any governmental authority for taxes, assessments, levies or charges that are not yet overdue by more than 60 days or are being contested in good faith (and, if necessary, by appropriate proceedings) or for commitments that have not been violated;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and similar Liens and which are incurred in the ordinary course of business or where the validity or amount thereof is being contested in good faith (and, if necessary, by appropriate proceedings);

(c) Liens incurred or pledges or deposits made in compliance with workers’ compensation, pension liabilities, unemployment insurance and other social security laws or regulations or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(d) Liens incurred or pledges or deposits made to secure the performance of bids, trade contracts, tenders, leases, statutory obligations, surety, customs and appeal bonds, performance bonds, customer deposits and other obligations of a similar nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments, decrees, orders of any court or in connection with legal proceedings or actions at law or in equity that do not constitute an event of default under the indenture;

(f) Liens on (1) any property or asset prior to the acquisition thereof, provided that such Lien may only extend to such property or asset, or (2) property of a Significant Subsidiary where (A) such Significant Subsidiary becomes a Subsidiary after the date of this prospectus supplement, (B) (i) the Lien exists at the time such Significant Subsidiary becomes a Subsidiary or (ii) was incurred pursuant to contractual commitments entered into before such Subsidiary became a Subsidiary, (C) the Lien was not created in contemplation of such Significant Subsidiary becoming a Subsidiary, and (D) the principal amount secured by the Lien at the time such Significant Subsidiary becomes a Subsidiary is not subsequently increased or extended to any other assets other than those owned by the entity becoming a Subsidiary;

(g) any Lien existing on the issue date of the notes;

(h) Liens upon fixed, capital, real and/or tangible personal property acquired after the date hereof (by purchase, construction, development, improvement, finance lease, Synthetic Lease or otherwise) by us or any Significant Subsidiary, each of which Liens was created for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction, development or improvement) of such property; provided that no such lien shall extend to or cover any property other than the property so acquired and improvements thereon;

(i) Liens in favor of us or any Subsidiary;

(j) Liens arising from the financing, factoring or similar transaction (or series of transactions) or the sale of, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment for which fair equivalent value is received;

(k) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Liens referred to in the foregoing clauses (f), (g), (h), (i) and (j); provided that the principal amount of Indebtedness secured thereby and not otherwise authorized as a Permitted Lien shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;

(l) Liens securing our obligations or those of any Subsidiary of ours in respect of any swap agreements or other hedging arrangements entered into in the ordinary course of business and for non-speculative purposes;

(m) easements, zoning restrictions, minor title defects, irregularities or imperfections, restrictions on use, rights of way, leases, subleases and similar charges and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations (other than customary maintenance requirements) and which could not reasonably be expected to have a material adverse effect on the business or financial condition of us and our Subsidiaries taken as a whole; and

(n) Liens created in connection with any share repurchase program in favor of any broker, dealer, custodian, trustee or agent administering or effecting transactions pursuant to a share repurchase program.

“ADT” means automated deposit teller machines or other similar devices capable of accepting deposits, but that cannot dispense cash, that are owned, leased, operated or serviced by us or any of our consolidated subsidiaries.

“ATM” means automated teller machines or other similar devices capable of dispensing cash (and, in some cases, offering other transactions) that are owned, leased, operated or serviced by us or any of our consolidated subsidiaries.

“ATM Cash Supply Arrangements” means “vault cash” supply arrangements, banknote leasing arrangements, ATM sponsorship arrangements and other similar arrangements pursuant to which banks or other financial institutions provide to us and our consolidated subsidiaries electronic or physical currency to fill ATMs and such electronic or physical currency is segregated from any other cash of ours and our consolidated subsidiaries.

“ATM Cash Supply Obligations” means obligations arising out of ATM Cash Supply Arrangements consistent with past practice, and loans and lines of credit serving the same purpose.

“Consolidated Net Tangible Assets” means, at any date, the aggregate amount of assets (less applicable reserves) of Euronet and its Subsidiaries after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding current maturities of long term indebtedness and any current liabilities for money borrowed having a maturity of less than 12 months but by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in Euronet’s most recent consolidated balance sheet as at the end of its fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with United States generally accepted accounting principles.

“Principal Property” means the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting a corporate office, facility or other capital asset (excluding ATMs, ADTs and point of sale terminals) which is owned or leased by us or any of our Significant Subsidiaries, provided each such corporate office, facility or capital asset has a net book value on the date as of which the determination is being made that exceeds 2% of our Consolidated Net Tangible Assets, unless our board of directors has determined in good faith that such office, facility or capital asset is not of material importance to the total business conducted by us and our Significant Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction (as defined below) or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Significant Subsidiary,” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “Significant Subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” means a Person of which at least a majority of the outstanding voting stock having the power to elect a majority of the board of directors of such person (in the case of a corporation) is, or of which at least a majority of the equity interests (in the case of a person which is not a corporation) are, at the time owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under United States generally accepted accounting principles.

Limitations on Sale and Lease-Back Transactions

We will not, nor will we permit any of our Significant Subsidiaries to, enter into any Sale and Lease-Back Transaction (as defined below) with respect to any Principal Property, other than (x) any such Sale and Lease-Back Transaction involving a lease for a term of not more than three years or (y) any such Sale and Lease-Back Transaction between us and one of our Subsidiaries or between our Subsidiaries, unless: (a) we or such Significant Subsidiary would be entitled to incur Indebtedness secured by a lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt (as defined below) with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the notes, pursuant to the covenant described above under the caption “—Limitations on Liens”; or (b) the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by our board of directors) and we apply an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days of such Sale and Lease-Back Transaction to any (or a combination) of (i) the prepayment or retirement of the notes, (ii) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other Indebtedness of us or of one of our Subsidiaries (other than Indebtedness that is subordinated to the notes or Indebtedness owed to us or one of our Subsidiaries) that matures more than 12 months after its creation (including any such Indebtedness that by its terms is renewable or extendible beyond 12 months from the date of its creation, at the option of the borrower) or (iii) the purchase, construction, development, expansion or improvement of other comparable property.

Notwithstanding the preceding paragraph, we and our Significant Subsidiaries will be allowed to enter into any Sale and Lease-Back Transaction if, after giving effect to such Sale and Lease-Back Transaction, the sum of (i) the aggregate principal amount of all of our Indebtedness and Indebtedness of our Significant Subsidiaries secured by Subject Liens (other than Permitted Liens) and (ii) the Attributable Debt in respect of all Sale and Lease-Back Transactions not otherwise permitted under the preceding paragraph, does not exceed 15% of Consolidated Net Tangible Assets.

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease (excluding, however, any amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by the lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (as determined by the Company or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities of all series then outstanding under the indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any of our Significant Subsidiaries of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by us or such Significant Subsidiary to such person.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to the notes:

(1) we fail to pay the principal of any note (or premium, if any) when due at maturity, upon acceleration, upon redemption or otherwise;

(2) we fail to pay any interest on any note when due if such failure continues for 30 days;

(3) failure by us to comply with our obligations under “Certain Covenants—Consolidation, Merger and Sale of Assets”;

(4) default by us or any of our Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there is, or by which there is secured or evidenced, any Indebtedness having an aggregate principal balance outstanding in excess of $50 million (or the foreign currency equivalent thereof), whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable prior to its scheduled maturity or (ii) constituting a failure to pay the principal of any such Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and such defaulted payment is not made, waived or extended within the applicable grace period, unless the default has been cured or waived or the Indebtedness discharged in full within 60 days after we have been notified of the default by the trustee or holders of at least 25% of the notes outstanding;

(5) final judgment for the payment of $50 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against us or any of our Significant Subsidiaries by a court of competent jurisdiction, which judgment is not paid, discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished (to the extent not covered by indemnities provided by reputable creditworthy companies or insurance as to which the applicable insurance company is solvent and has not denied coverage);

(6) we fail for 60 consecutive days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture; or

(7) certain events of bankruptcy, insolvency or reorganization relating to us or any of our Significant Subsidiaries.

If an event of default, other than an event of default described in clause (7) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the notes outstanding may declare the principal amount of the notes to be due and payable immediately. If an event of default described in clause (7) above occurs with respect to us, the principal amount of the notes will automatically become immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the notes may, except with respect to the nonpayment of principal or interest, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and accrued and unpaid interest, if any, have been cured or waived.

Subject to the trustee’s duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the trustee reasonable indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the notes outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•

the trustee has failed to institute such proceeding within 60 days after such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest on any note on or after the applicable due date.

Modification of the Indenture and Waiver of Rights of Holders

Under certain circumstances, we can make changes to the indenture and the notes. Some types of changes require the approval of each holder of notes, some require approval by a vote of a majority of the holders of the notes, and some changes do not require any approval at all. The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Changes Requiring Approval of All Holders

First, there are changes that cannot be made to the notes without the approval of holders of all notes. These include changes that:

(1) reduce the percentage of holders of notes who must consent to a waiver or amendment of the indenture;

(2) reduce the rate of interest on any note or change the time for payment of interest;

(3) reduce the principal or premium due on the notes or change the stated maturity date of the notes;

(4) change the place or currency of payment on a note;

(5) change the right of holders of notes to waive an existing default by majority vote;

(6) modify the provisions of the indenture with respect to the ranking of the notes in a manner adverse to the holders of the notes;

(7) impair the right of the holders of notes to sue for payment; or

(8) make any change to this list of changes.

Changes Requiring a Majority Vote

The second type of change to the indenture and the notes requires a vote in favor by holders owning a majority of the principal amount of the notes. Most changes fall into this category, except as described above under “—Changes Requiring Approval of All Holders” and below under “—Changes Not Requiring Approval.” A majority vote of holders of notes is required to waive any past default, except a failure to pay principal, premium or interest or a default in the certain covenants and provisions of the indenture that cannot be modified or waived without the consent of each holder as described above under “—Changes Requiring Approval of All Holders.”

Changes Not Requiring Approval

The third type of change does not require any vote by holders of notes outstanding. This type is limited to clarifications, changes that are necessary to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act or to conform the text of any provision of the indenture or the notes to any provision of this description of the notes and certain other changes that would not adversely affect holders of the notes outstanding in any material respect.

Defeasance and Covenant Defeasance

We may elect either (i) to defease and be discharged from any and all obligations with respect to the notes (except as otherwise provided in the indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants that are described in the indenture (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment in the opinion of a nationally recognized firm of certified public accountants, to pay the principal of, premium, if any, and interest on the notes to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable United States federal income tax law occurring after the date of the indenture. We may exercise our defeasance option with respect to the notes notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the notes may not be accelerated because of an event of default.

If we exercise our covenant defeasance option, payment of the notes may not be accelerated by reference to any covenant from which we are released as described under clause (ii) of the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Satisfaction and Discharge

The indenture will at our request be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all notes outstanding, when:

1. either:

(A) all notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

(B) all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we have deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of notes that have become due and payable) or to the maturity date or redemption date, as the case may be; provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid). Any Applicable Premium Deficit shall be set forth in an officers’ certificate delivered to the trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

2. we have paid all other sums payable under the indenture by us; and

3. we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

The Trustee and Transfer and Paying Agent

U.S. Bank National Association serves as the trustee under the indenture. The trustee will be permitted to deal with us and our affiliates with the same rights as if it were not trustee. U.S. Bank National Association will also initially be the transfer agent for the notes. The paying agent for the notes will initially be Elavon Financial Services DAC, UK Branch.

We and/or our affiliates also maintain banking relationships in the ordinary course of business with one or more affiliates of the trustee.

Notices

Notices to holders of notes will be given by mail, delivered by hand or overnight courier or electronic delivery to the addresses of such holders as they appear in the security register. Notices will be deemed to have been given on the date of such mailing or electronic delivery. Whenever a notice is required to be given by us, such notice may be given by the trustee on our behalf.

Title

We, the trustee and any agent of ours may treat the registered owner of any notes as the absolute owner thereof (whether or not the notes shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Notes

We will replace any mutilated note at the expense of the holders upon surrender to the trustee. We will replace notes that become destroyed, lost or stolen at the expense of the holder upon delivery to the trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen note, an indemnity or security satisfactory to us and the trustee may be required at the expense of the holder of the note before a replacement note will be issued.

Governing Law

Each of the indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

Listing

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on The Nasdaq Global Market. The listing application will be subject to approval by The Nasdaq Global Market. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We currently expect trading in the notes on The Nasdaq Global Market to begin within 30 days after the original issue date.

Book Entry System; Global Notes

The notes will be issued in the form of one or more global notes, in fully registered form, each of which we refer to as a “global note.” Each such global note will be deposited with the common depositary for Clearstream and Euroclear, and registered in the name of the common depositary or its nominee. We will not issue certificated securities to you for the notes you purchase, except in the limited circumstances described below.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Should certificates be issued to individual holders of the notes, a holder of notes who, as a result of trading or otherwise, holds a principal amount of notes that is less than the minimum denomination of notes would be required to purchase an additional principal amount of notes such that its holding of notes amounts to the minimum specified denomination. Investors may hold notes directly through Clearstream or Euroclear, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium.

Beneficial interests in the global notes will be shown on, and transfers of beneficial interests in the global notes will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the notes that you purchase on Clearstream’s or Euroclear’s records, and, upon its receipt of such credit, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the notes and not on Clearstream’s or Euroclear’s records.

Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the notes. Clearstream’s or Euroclear’s records will show only the identity of the direct participants and the amount of the notes held by or through those direct participants.

You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the notes.

As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The paying agent will wire payments on the notes to the common depositary (or its nominee) as the holder of the global notes. The trustee, the paying agent and we will treat the common depositary (or its nominee) or any successor nominee to the common depositary as the owner of the global notes for all purposes.

None of us, the underwriters, the trustee, or the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes. Any redemption or other notices with respect to the notes will be sent by us directly to Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the notes.

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream or such nominee, as the case may be, as registered holder thereof.

Distributions of principal, interest and additional amounts, if any, with respect to the global notes will be credited in euro to the extent received by Euroclear or Clearstream to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear system on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear system on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear system is used.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired date.

Any secondary market trading of book-entry interests in the notes will take place through participants in Clearstream and Euroclear in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro.

Clearstream and Euroclear

We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

We understand that Clearstream is a limited liability company organized under Luxembourg law as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”) under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

We understand that the Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and

the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

We have provided the descriptions of the operations and procedures of Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters, the trustee or the paying agent takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations and, in the case of a Non-U.S. Holder (as defined below), certain U.S. federal estate tax considerations, that may be relevant to the acquisition, ownership and disposition of the notes. This discussion is based upon the current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all of which are subject to change, possibly with retroactive effect, and to different interpretations. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.

This discussion is limited to beneficial owners of notes who purchase the notes in this offering at their “issue price” (i.e., the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally, property held for investment). This discussion does not address the tax considerations arising under the laws of any foreign, state, local or other jurisdiction. In addition, this discussion does not address all tax considerations that may be important to a particular investor in light of the investor’s circumstances, including the potential application of the Medicare contribution tax, or to certain categories of investors that may be subject to special rules, such as:

•	dealers in securities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	entities that are tax-exempt for U.S. federal income tax purposes;

•	insurance companies;

•	persons holding notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	traders in securities that have elected the mark-to-market method of tax accounting;

•	persons subject to the alternative minimum tax;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement” (as defined in the Code);

•	U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	certain U.S. expatriates; or

•	partnerships or other pass-through entities.

If an entity or arrangement classified as a partnership holds the notes, the tax treatment of a partner therein will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership acquiring the notes or a partner of such partnership, you should consult your own tax advisors.

If you are considering the purchase of the notes, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under other tax laws, including gift tax laws, the laws of any other taxing jurisdiction and the applicability of any income tax treaty.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Payments of Interest

Interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

A U.S. Holder that uses the cash method of tax accounting and that receives a payment of interest (or receives proceeds from a sale, exchange or other disposition attributable to accrued interest) in euro will be required to include in income the U.S. dollar value of the euro payment (determined based on the spot rate on the date the payment is received), and this U.S. dollar value will be the U.S. Holder’s tax basis in the euro received.

A U.S. Holder that uses the accrual method of tax accounting will be required to include in income the U.S. dollar value of the amount of interest income that accrues with respect to a note during an accrual period. The U.S. dollar value of the accrued income will generally be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder that uses the accrual method of tax accounting may elect to translate interest income for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. An accrual method U.S. Holder will generally recognize any foreign currency gain or loss (which will be treated as U.S. source ordinary income or loss) with respect to accrued interest income on the date the interest payment (or proceeds from a sale, exchange or other disposition attributable to accrued interest) is received. The amount of ordinary income or loss recognized will generally equal the difference between the U.S. dollar value of the euro payment received (determined based on the spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). The U.S. Holder’s tax basis in the euro received will generally equal its U.S. dollar value based on the spot rate on the date the payment is received. As discussed below under “—Sale, Exchange or Other Taxable Disposition of the Notes,” the amount of foreign currency gain or loss recognized with respect to accrued but unpaid interest upon a taxable disposition of a note may be limited by the total amount of gain or loss realized upon such disposition.

Certain Additional Payments

There are circumstances in which we might be required to (i) make additional payments on a note, for instance, as described under “Description of the Notes—Change of Control Triggering Event,” or (ii) make modified payments on a note, as described under “Description of the Notes—Interest Rate Adjustments.” We intend to take the position that the possibility of such payments does not result in the notes being treated as nonfunctional currency contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the IRS. If the IRS takes a position contrary to that described above with respect to the notes, a U.S. Holder may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange or other taxable disposition of the notes would be treated as ordinary income rather than as capital gain. U.S. Holders should consult their tax advisors regarding the tax consequences if the notes were treated as nonfunctional currency contingent payment debt instruments. The discussion herein assumes that the notes will not be treated as nonfunctional currency contingent payment debt instruments.

Sale, Exchange or Other Taxable Disposition of the Notes

A U.S. Holder’s tax basis in a note will generally be the U.S. dollar value of the euro amount paid for the note, determined on the date of the purchase. A U.S. Holder who purchases a note with previously owned euro will generally recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder’s tax basis in the euro and the U.S. dollar value of the note on the date of purchase. If the notes are traded on an established securities market (as determined under applicable regulations), a cash method taxpayer who buys a note will have a tax basis in the note equal to the U.S. dollar value of the euro amount paid for the note, determined on the settlement date, and such a taxpayer will recognize ordinary income or loss on any previously owned euro based on such value. An accrual method taxpayer may elect the same treatment for all purchases (and sales, as discussed below) of notes traded on an established securities market. This election by accrual method taxpayers cannot be changed without the consent of the IRS.

Upon the sale, exchange or other taxable disposition of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “—Payments of Interest” above. If a note is sold, exchanged or otherwise disposed of in a taxable transaction for an amount denominated in euro, a U.S. Holder’s amount realized generally will equal the U.S. dollar value of the euro received in the sale, exchange or other taxable disposition calculated at the spot rate in effect on the date of the disposition. If the notes are traded on an established securities market (as determined under applicable regulations), a cash method taxpayer who buys or sells a note is required to translate units of euro paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale, and an accrual method taxpayer may elect the same treatment for all purchases and sales of notes. This election by accrual method taxpayers cannot be changed without the consent of the IRS. Except to the extent of foreign currency gain or loss (as described below), gain or loss recognized on the sale, exchange or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or other taxable disposition the note has been held by the U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations under the Code.

A U.S. Holder may recognize foreign currency gain or loss upon the sale, exchange or other taxable disposition of a note as a result of fluctuations in the euro-U.S. dollar exchange rate. Gain or loss attributable to such fluctuations will equal the difference between (i) the U.S. dollar value of the U.S. Holder’s purchase price in euro of the note, determined using the spot rate on the date the note is disposed of, and (ii) the U.S. dollar value of the U.S. Holder’s purchase price in euro of the note, determined using the spot rate on the date the U.S. Holder acquired the note (although if the notes are traded on an established securities market (as determined under applicable regulations), such gain or loss will, in the case of a cash method or electing accrual method taxpayer, be determined based on the spot rates on the settlement dates of such disposition and acquisition). The foreign currency gain or loss (together with any foreign currency gain or loss with respect to accrued but unpaid interest) will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or other taxable disposition of the note. Any such gain or loss generally will be U.S. source ordinary income or loss. If a U.S. Holder recognizes a loss upon a sale, exchange or other taxable disposition of a note and such loss is above certain thresholds (which thresholds are, in the case of individuals and trusts, significantly lower for foreign currency losses than for other loss transactions), the U.S. Holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisors regarding this reporting obligation.

A U.S. Holder will have a tax basis in any euro received on the sale, exchange or other taxable disposition of a note equal to the U.S. dollar value of the euro, determined on the date of receipt of the euro. Any gain or loss realized by a U.S. Holder on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) will generally be treated as U.S. source ordinary income or loss.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes, unless the U.S. Holder is an exempt recipient. A U.S. Holder may also be subject to backup withholding, currently at a rate of 24%, on these payments if the U.S. Holder fails to provide its taxpayer identification number to the applicable withholding agent and to comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of a note. Such a holder is urged to consult his or her tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

Payments on the Notes

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—FATCA,” payments of principal and interest on the notes to any Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest,

•

the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

•

the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E, under penalties of perjury, that it is not a United States person (or satisfies certain other applicable documentary evidence requirements to demonstrate its status as a non-United States person). Special certification rules apply to notes that are held through foreign intermediaries.

If a Non-U.S. Holder does not satisfy the requirements described above, payments of interest on the notes to such Non-U.S. Holder will generally be subject to a 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides an IRS Form W-8BEN or W-8BEN-E claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty.

If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be taxed in the same manner as a U.S. Holder (see “—Tax Consequences to U.S. Holders” above), except that the Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including, in the case of a Non-U.S. Holder that is a foreign corporation, the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

Sale, Exchange or Other Taxable Disposition of the Notes

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder of a note will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, or other taxable disposition of such note, unless the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder).

U.S. Federal Estate Tax

Individual Non-U.S. Holders, and entities the property of which is potentially includible in such individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note will be treated as U.S. situs property subject to U.S. federal estate tax if interest payments on the note, if received by the decedent at death, would have been:

•

subject to U.S. federal withholding tax (even if the Form W-8BEN or W-8BEN-E certification requirement described above were satisfied, and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty or withholding under FATCA (as defined below)); or

•	effectively connected with the conduct of a trade or business in the United States.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with interest payments on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes, and the Non-U.S. Holder may be subject to backup withholding, currently at a rate of 24%, on payments on the notes or on the proceeds from a sale or other disposition of the notes. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Provisions contained in the Code commonly referred to as “FATCA” impose a U.S. federal withholding tax of 30% on payments of interest on, and gross proceeds from the sale or disposition of, the notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied or an exemption applies. Under recently proposed regulations, this withholding tax will not apply to the gross proceeds from the sale or other disposition of the notes. The preamble to these proposed regulations indicates that taxpayers may rely on them pending their finalization. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If any withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return, which may entail significant administrative burden. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the notes.

UNDERWRITING

We are offering the notes through the underwriters named below for whom Merrill Lynch International, Barclays Bank PLC and Wells Fargo Securities International Limited are acting as representatives. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of the notes set forth opposite its name below:

Underwriter	Principal Amount of Notes
Merrill Lynch International	€
Barclays Bank PLC
Wells Fargo Securities International Limited

Total	€

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Settlement

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the                business day following the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is two business days prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes will settle in T+                , to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the date that is two business days prior to the date of delivery hereunder should consult their advisors.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at such price less a concession not in excess of     % of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of     % of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession, discount or any other term of the offering may be changed.

We estimate that our expenses in connection with the offering of the notes, not including the underwriting discount, will be approximately $            and will be payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on The Nasdaq Global Market. The listing application will be subject to approval by The Nasdaq Global Market. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, from the date of this prospectus supplement up to and including the initial issuance date of the notes, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments, including the notes, and, therefore, the underwriters or their respective affiliates may receive a portion of the net proceeds from this offering. Affiliates of Wells Fargo Securities International Limited hold a portion of the 2044 Notes outstanding and own outstanding equity securities of Euronet. Certain of the underwriters and their affiliates have a lending relationship with us, and certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Each of the underwriters (or their affiliates) are lenders under our unsecured revolving credit facility and would receive a portion of the proceeds from this offering if we use the net proceeds to repay amounts under the unsecured revolving credit facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, affiliates of the underwriters, act as joint lead arrangers and joint book managers under our unsecured revolving credit facility, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities International Limited, acts as a co-syndication agent and a lender under our unsecured revolving credit facility, Bank of America, N.A., an affiliate of Merrill Lynch International, acts as administrative agent and a lender under our unsecured revolving credit facility, Barclays Bank PLC acts in the capacities set forth in our unsecured revolving credit facility and is a lender thereunder. Each underwriter (or its affiliate) will receive its proportionate share of any amount of the unsecured revolving credit facility that is repaid with the proceeds from this offering. See “Use of Proceeds.”

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

In addition, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are outside the United Kingdom, or if in the United Kingdom, persons (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Order and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to the Financial Instruments and Exchange Law of Japan. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

(1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B (1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters in connection with the offering and sale of the notes will be passed upon for us by Stinson LLP, Kansas City, Missouri. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Euronet Worldwide, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement or information we later file with the SEC, modifies or replaces that information.

The documents listed below filed by us (other than the portions of those documents furnished or otherwise not deemed to be filed) under the Exchange Act (File No. 001-31648) are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019.

2.

Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  12, 2019, that are incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019.

3.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 8, 2019.

4.	Our Current Reports on Form 8-K filed with the SEC on March 18, 2019 and April 10, 2019.

In addition, all documents filed by us (other than the portions of those documents furnished or otherwise not deemed to be filed) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement are incorporated by reference herein. Any statement contained herein or incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any other applicable offering materials (including exhibits that are specifically incorporated by reference in such documents) at no cost to you by requesting them in writing or by telephone from us at the following address:

Euronet Worldwide, Inc.

Attn: Corporate Secretary

3500 College Boulevard

Leawood, Kansas 66211

(913) 327-4200

Our SEC filings also are available through our Internet website at www.euronetworldwide.com. The information on our website is not, and you must not consider the information to be, a part of or incorporated by reference into this prospectus supplement.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus supplement and the accompanying prospectus. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3, of which the accompanying prospectus is a part. You should be aware that this prospectus supplement and the accompanying prospectus do not contain all of the information contained or incorporated by reference in the registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

PROSPECTUS

Euronet Worldwide, Inc.

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

We may offer, from time to time, in one or more offerings, together or separately, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering:

•	common stock, par value $0.02 per share;

•	preferred stock, par value $0.02 per share;

•	debt securities which may be either senior debt securities, subordinated debt securities or senior subordinated debt securities;

•	warrants; or

•	units consisting of combinations of any of the foregoing.

The debt securities, preferred stock, warrants and units may be convertible, exercisable or exchangeable for common stock, preferred stock, or other securities of ours or equity securities of one or more other entities. This prospectus provides you with a general description of these securities. We will provide the specific terms of these securities in supplements to this prospectus or other offering materials. You should carefully read this prospectus, the applicable prospectus supplement and other applicable offering materials before you invest.

The securities may be sold directly to or through agents, underwriters or dealers or through a combination of these methods on a continuous or delayed basis. If any agent, dealer or underwriter is involved in selling the securities, its name, the applicable purchase price, fee, commission or discount arrangement, and the net proceeds to us from the sale of the securities will be described in a prospectus supplement or other offering materials. The securities may also be resold by security holders pursuant to this prospectus, including any applicable prospectus supplements and other applicable offering materials. In such event, we will not receive any of the proceeds from sales of securities by security holders. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Global Select Market under the symbol “EEFT.” On May 3, 2019, the last reported sale price of our common stock on The Nasdaq Global Select Market was $150.67 per share. The preferred stock, the debt securities, the warrants and the units are not currently publicly traded.

Investing in these securities involves certain risks. See the “Risk Factors” section on page 3 of this prospectus. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any offering materials relating to any specific offering, and in other information that we file with the Securities and Exchange Commission which is incorporated by reference in this prospectus. See “Available Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we or selling security holders may sell any combination of the securities described in this prospectus from time to time in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we offer and sell securities, we will provide a prospectus supplement or other offering materials that contain specific information about the terms of the offering and the securities offered. The prospectus supplement or other offering materials also may add to, update or change information provided in this prospectus. You should read this prospectus, the applicable prospectus supplement, the other applicable offering materials and the other information described in the sections contained herein entitled “Available Information” and “Incorporation of Certain Information by Reference” prior to investing.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the section contained herein entitled “Available Information.”

We have not authorized anyone to provide you with different or additional information or to make any representations other than those contained or incorporated by reference in this prospectus and any prospectus supplement or other offering materials we have authorized. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or any representation that others may make to you. This prospectus, any applicable prospectus supplement and any other applicable offering materials do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, and do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus, any accompanying prospectus supplement or any other applicable offering materials is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company” or “Euronet” mean Euronet Worldwide, Inc. When we refer to our “Certificate of Incorporation” we mean the Certificate of Incorporation of Euronet Worldwide, Inc., as amended. When we refer to our “Bylaws” we mean the Amended and Restated Bylaws of Euronet Worldwide, Inc. The term “you” refers to a prospective investor.

THE COMPANY

Euronet is a leading electronic payments provider. We offer payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and individual consumers. Our primary product offerings include comprehensive automated teller machine (“ATM”), point-of-sale (“POS”), card outsourcing, card issuing and merchant acquiring services; software solutions and cloud-based payment solutions; electronic distribution of prepaid mobile airtime and other electronic payment products; foreign exchange services and global money transfer services.

Our executive offices are located at 3500 College Boulevard, Leawood, Kansas 66211. The telephone number for our principal executive office is (913) 327-4200.

You can find additional information regarding us in our filings with the SEC referenced in the section of this prospectus titled “Available Information.”

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should read and carefully consider the risk factors described as “Risk Factors” in our periodic reports filed with the SEC, including, but not limited to, our most recent Annual Report on Form 10-K and, to the extent applicable, in our Quarterly Reports on Form 10-Q and subsequent periodic reports containing updated disclosures of such factors, together with all of the other information included in this prospectus, any prospectus supplement, other offering materials and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, other offering materials and our reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in this prospectus and other offering materials and documents deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, but not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future. All statements other than statements of historical fact included in this prospectus, any prospectus supplements, other offering materials and the documents incorporated by reference in this prospectus may be deemed to be forward-looking statements. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “will be,” “expects,” “anticipates,” “intends,” “continues,” “plans,” “believes,” “may,” “hopes,” “goals,” “forecasts,” “seeks,” “estimates” and variations of these words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements regarding the following:

•	our business plans and financing plans and requirements;

•	trends affecting our business plans and financing plans and requirements;

•	trends affecting our business;

•	the adequacy of capital to meet our capital requirements and expansion plans;

•	the assumptions underlying our business plans;

•	our ability to repay indebtedness;

•	our estimated capital expenditures;

•	the potential outcome of loss contingencies;

•	our expectations regarding the closing of any pending acquisitions;

•	business strategy;

•	government regulatory action;

•	the expected effects of changes in laws or accounting standards;

•	technological advances; and

•	projected costs and revenues.

Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including, without limitation, the risks described in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, and the risks described in “Risk Factors” under Item 1A in our periodic filings with the SEC, including, but not limited to, our most recent Annual Report on Form 10-K and, to the extent applicable, in our Quarterly Reports on Form 10-Q and subsequent periodic reports containing updated disclosures of such factors. You may obtain copies of these documents as described under “Available Information” and “Incorporation of Certain Information by Reference” in this prospectus. Other factors not identified could also have such an effect. The uncertainties, risks and assumptions referred to above include, but are not limited to, the following:

•	conditions in world financial markets and general economic conditions, including the effects in Europe of the U.K.’s departure from the E.U. and economic conditions in specific countries and regions;

•	the effects of demonetization in India;

•	technological developments affecting the market for our products and services;

•	our ability to successfully introduce new products and services;

•	foreign currency exchange rate fluctuations;

•	the effects of any breach of our computer systems or those of our customers or vendors, including our financial processing networks or those of other third parties;

•	interruptions in any of our systems or those of our vendors or other third parties;

•	our ability to renew existing contracts at profitable rates;

•	changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs;

•	Visa’s rule change to allow our ATMs to provide dynamic currency conversion, or DCC, beginning mid-April 2019;

•

our ability to comply with increasingly stringent regulatory requirements, including anti-money laundering, anti-terrorism, anti-bribery, consumer and data protection and the European Union’s General Data Privacy Regulation and Revised Payment Service Directive requirements;

•	changes in laws and regulations affecting our business, including tax and immigration laws and any laws regulating payments, including DCC transactions;

•	changes in our relationships with, or in fees charged by, our business partners;

•	competition;

•	the outcome of claims and other loss contingencies affecting Euronet;

•	general economic, financial and market conditions and the duration and extent of any future economic downturns;

•	the cost of borrowing, availability of credit and terms of and compliance with debt covenants;

•	renewal of sources of funding as they expire and the availability of replacement funding; and

•	the outlook for markets we serve.

All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus and, in particular, those factors described above. Except to fulfill our obligations under the applicable securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, we intend to use the net proceeds from any sale of common stock, preferred stock, debt securities, warrants, units or other securities under this prospectus for general corporate purposes, which may include reducing our indebtedness, increasing our working capital, acquisitions, repurchasing our capital stock and capital expenditures. We will not receive the proceeds of sales by selling security holders, if any. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement or other applicable offering materials relating to that offering.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement or other applicable offering materials. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation and our Bylaws that are incorporated by reference as exhibits to the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus, any prospectus supplement or any other applicable offering materials. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement or any other offering materials is subject to and qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws and the General Corporation Law of the State of Delaware.

Authorized Capitalization

As of the date of this prospectus, the authorized capital stock of the Company consists of 90,000,000 shares of common stock, par value $0.02 per share and 10,000,000 shares of preferred stock, par value $0.02 per share, of which 300,000 shares are designated as Series A Junior Participating Preferred Stock (the “Junior Preferred Stock”). As of May 3, 2019, an aggregate of 51,961,175 shares of our common stock were issued and outstanding and no preferred stock, including Junior Preferred Stock, was issued or outstanding.

Common Stock

The holders of our common stock are entitled to receive ratably such dividends as our board of directors (the “Board of Directors”) may declare from time to time from legally available funds, subject to the preferential rights of any holders of shares of our preferred stock that are then outstanding or that we may issue in the future. Since our inception, no dividends have been paid on our common stock. We do not intend to distribute dividends for the foreseeable future. Certain of our credit facilities contain limitations on the payment of dividends.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of our Board of Directors. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future, or any right to convert the holder’s common stock into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the common stock.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, in the distribution of all assets remaining after payment to creditors, subject to prior distribution rights of the holders of any shares of preferred stock. All of the shares of common stock outstanding are fully paid and non-assessable. The shares of common stock offered by this prospectus, or upon the conversion of any preferred stock or debt securities, or upon the exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Preferred Stock

The Board of Directors is authorized, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock as a class without series or in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series.

As of the date of this Prospectus, the Company has designated 300,000 shares of Junior Preferred Stock, none of which are outstanding.

Junior Preferred Stock

Our Junior Preferred Stock has the following rights, preferences, privileges and restrictions:

Conversion. Shares of Junior Preferred Stock are not convertible.

Dividends. Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Company ranking prior and superior to the Junior Preferred Stock, the holders of shares of our Junior Preferred Stock are entitled to receive cash dividends, when, as and if declared, equal to the greater of (a) $1.00 or (b) 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount of all non-cash dividends or other distributions, other than a dividend payable in, and declared on, our common stock. Such dividends are payable quarterly on or before the first day of March, June, September and December in each year commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Junior Preferred Stock in preference to the shares of common stock.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, voluntary or otherwise, the holders of shares of our Junior Preferred Stock are entitled to be paid out of the assets available for distribution, before any payment is made to the holders of our common stock or any other series or class of our shares ranking junior to the Junior Preferred Stock, an amount equal to $100.00 per share, plus an amount equal to all accrued and unpaid dividends, but will be entitled to an aggregate payment of 100 times the payment made per share of common stock.

Voting Rights. Each share of Junior Preferred Stock is entitled to 100 votes on all matters submitted to a vote of our stockholders.

Redemption. Shares of Junior Preferred Stock are not redeemable.

Adjustment. The dividend, liquidation and voting rights of the Junior Preferred Stock are subject to adjustment to reflect certain changes made to shares of common stock outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Charter Documents and Other Agreements

Effect of Delaware Law and our Charter Documents

Certain provisions of our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law (as amended, the “DGCL”) may be deemed to have an anti-takeover effect and may delay, defer or make more difficult a takeover attempt that a stockholder might consider in its best interest. Set forth below is a description of such provisions.

Amendment or Repeal of the Certificate of Incorporation. Under the DGCL, stockholders are not entitled to enact, without appropriate action taken by the board of directors, an amendment to the certificate of incorporation. Amendments to a certificate of incorporation generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders. Our Certificate of Incorporation expressly reserves the Company’s right to amend or repeal any provision contained in our Certificate of Incorporation, in the manner prescribed by Delaware law. In addition, our Certificate of Incorporation requires the approval at least 80% of our combined voting power to effect amendments to Article Sixth of our Certificate of Incorporation providing for three classes of directors for our Board of Directors.

Amendment or Repeal of Bylaws. The DGCL provides that stockholders may amend a corporation’s bylaws and, if provided in its certificate of incorporation, the board of directors also has this power. Under the DGCL, the power to adopt, amend or repeal bylaws lies in stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. Our Bylaws expressly reserve the right of the Board of Directors to adopt, amend, alter or repeal our Bylaws. In addition, our Bylaws provide that our stockholders may amend, alter or repeal our Bylaws by the affirmative vote of stockholders holding at least two-thirds of the voting power of the Company’s capital stock entitled to vote thereon, voting together as a single class.

Calling of Special Stockholder Meetings. Under the DGCL, a special meeting of stockholders may be called by a corporation’s board of directors or by such persons as may be authorized by the corporation’s certificate of incorporation or bylaws. The Bylaws provide that special meetings of stockholders may only be called by the Company’s President or Secretary upon the written request of a majority of the members of the Board of Directors then in office. Under the Bylaws, our stockholders are not entitled to call a special meeting of stockholders.

Classified Board of Directors. As permitted under the DGCL, the Certificate of Incorporation provides that the Board of Directors of the Company be divided into three classes of directors serving staggered three-year terms. The classes of directors will be as nearly equal in number as possible. Accordingly, approximately one-third of the Company’s Board of Directors will be elected each year. Further, the Certificate of Incorporation provides that the number of directors will be determined by the Board of Directors.

Director Vacancies. Under the Bylaws, vacancies on the Board of Directors may be filled by vote of a majority of the remaining directors, although less than a quorum.

Preferred Stock. As described above under “— Preferred Stock”, our Certificate of Incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock having rights superior to the common stock without the approval of the stockholders of the Company.

Advance Notice. Our Bylaws include advance notice requirements for nominations of candidates for election to our Board of Directors or for proposing matters that can be acted upon by our stockholders at stockholder meetings.

Choice of Forum. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, all internal corporate claims must be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware or, if such court does not have jurisdiction, the United States District Court for the District of Delaware).

Delaware Anti-Takeover Statute. Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an “interested stockholder,” which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder, unless (i) the business combination is approved by the corporation’s board of directors prior to the date the interested stockholder becomes an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it becomes an interested stockholder or (iii) the business combination is approved by a majority of the Board of Directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Other Agreements

Holders of our 0.75% Convertible Senior Notes due 2049 outstanding may require us to repurchase the notes upon a “fundamental change” (as defined in the indenture for the notes) and elect to convert their notes into shares of common stock in connection with a “fundamental change”. As of the date of this prospectus, we had $525 million principal amount of 0.75% Convertible Senior Notes due 2049 outstanding.

Indemnification of Directors and Officers and Limitation of Liability

Section 145 of DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which imposes liability for the unlawful payment of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Eighth of the Company’s Certificate of Incorporation and Article VII of the Company’s Bylaws provide that the Company shall indemnify directors and officers to the fullest extent permitted by the DGCL. Article Ninth of the Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL as described above.

The Company also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

The Company enters into indemnification agreements with each of its directors and executive officers. The indemnification agreements supplement existing indemnification provisions of the Company’s Certificate of Incorporation and Bylaws and, in general, provide for indemnification of and advancement of expenses to the indemnified party, subject to the terms and conditions provided in the indemnification agreement. The indemnification agreements also establish processes and procedures for indemnification claims, advancement of expenses and other determinations with respect to indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The applicable prospectus supplement or other offering materials will specify the transfer agent and registrar for any shares of preferred stock we may offer pursuant to this prospectus.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Euronet, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement or other offering materials relating to such series.

Debt securities that we may issue will be issued under an indenture between us and a trustee to be named in the related prospectus supplement or other offering materials. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. The indenture is governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

The indenture contains no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

The summary below is subject to and qualified in its entirety by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other offering materials and by the terms of the applicable final indenture, applicable indenture supplement and debt security.

Information You Will Find in the Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement or other applicable offering materials for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the issue price of the debt securities of the series;

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•

the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•

the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, whether and under what circumstances additional amounts with respect to such debt securities shall be payable, the date or dates from which any such interest shall accrue, the date or dates on which any such interest shall be payable and the regular record date for any such interest payable on any interest payment date or the method of calculating and/or resetting such rate or rates of interest;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•

the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

•

the place or places where the principal of and any premium and interest on, or any additional amounts with respect to, the series of debt securities will be payable, or where the debt securities may be surrendered for transfer or exchange;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase or repayment;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which any debt securities of the series shall be issuable;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•

the percentage of the principal amount at which the debt securities will be issued, and, if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of their maturity;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the indenture and the terms and conditions of such defeasance;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether such debt securities shall be issuable in registered form or bearer form, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, the supplemental indenture, the prospectus supplement and other applicable offering materials.

Senior Debt

We may issue senior debt securities under the indenture. Unless otherwise set forth in the applicable supplemental indenture or in any board resolution establishing such debt securities and described in a prospectus supplement or other offering materials, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and, to the extent unsecured, junior to any secured debt we may incur as to the assets securing such debt. The senior debt securities will be structurally junior to all indebtedness and other liabilities of our subsidiaries (including their trade payables) except to the extent such subsidiaries guarantee such senior debt securities.

Subordinated Debt

We may issue subordinated debt securities under the indenture. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, any applicable supplemental indenture or other applicable offering materials, to all of our senior indebtedness.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “— Senior Debt” and “— Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement or other offering materials will describe the special U.S. federal income tax consequences and special considerations applicable to:

(i) any discounted debt securities; and

(ii) any debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes.

Subsidiary Guarantees

Our payment obligations under any series of non-convertible debt securities may be jointly and severally guaranteed by one or more of our subsidiaries. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect to its obligations under its subsidiary guarantee.

The indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the indenture, and any applicable supplemental indenture.

If a series of non-convertible debt securities is guaranteed by our subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries may be subordinated to their senior debt and may be subordinated to any guarantees by those subsidiaries of our senior debt. See “— Subordinated Debt” and “— Senior Subordinated Debt.”

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement or other offering materials relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the registered debt securities of the series outstanding to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

(i) by the depositary for the registered global security to a nominee of the depositary;

(ii) by a nominee of the depositary to the depositary or another nominee of the depositary; and

(iii) by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or other applicable offering materials relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements unless provided in the applicable prospectus supplement.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:

(i) may not have the debt securities represented by a registered global security registered in their names;

(ii) will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

(iii) will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

We will make payments of principal, premium, if any, interest and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of Euronet, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

(i) any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

(ii) maintaining, supervising or reviewing any records relating to beneficial ownership interests;

(iii) the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

(iv) any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium, interest or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This will be the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

Unless otherwise indicated in the applicable prospectus supplement or other offering materials and related supplemental indenture, we may issue debt securities in definitive form in exchange for the registered global security if:

(i) the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act;

(ii) there shall have occurred and be continuing an event of default with respect to such registered global security; or

(iii) there shall exist other circumstances, if any, specified in the supplemental indenture for such debt securities of that series.

Covenants by Euronet

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other offering materials and related supplemental indenture, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay the principal of (or premium, if any, on) any debt security of that series when due at maturity, upon acceleration, upon redemption or otherwise;

•	failure to pay any interest on or additional amount with respect to any debt security of that series when due if such failure continues for 30 days;

•

failure for 60 consecutive days after written notice from the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding has been received to comply with any of our other agreements contained in the debt securities of that series or under the indenture or the supplemental indenture with respect to that series;

•

default by us or any of our Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there is, or by which there is secured or evidenced, any Indebtedness having an aggregate principal balance outstanding in excess of $50 million (or the foreign currency equivalent thereof), whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable prior to its scheduled maturity or (ii) constituting a failure to pay the principal of any such Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and such defaulted payment is not made, waived or extended within the applicable grace period, unless the default has been cured or waived or the Indebtedness discharged in full within 60 days after we have been notified of the default by the trustee or holders of at least 25% of the debt securities of that series outstanding;

•

final judgment for the payment of $50 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against us or any of our Significant Subsidiaries by a court of competent jurisdiction, which judgment is not paid, discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished (to the extent not covered by indemnities provided by reputable creditworthy companies or insurance as to which the applicable insurance company is solvent and has not denied coverage);

•	failure by us to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us or any of our Significant Subsidiaries; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement or other offering materials and related supplemental indenture, if one or more events of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of debt securities of such series outstanding may accelerate the maturity of 100% of the principal amount of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless

•	such holder shall have previously given to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the debt securities of the relevant series outstanding shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of such series outstanding a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add additional obligors on or guarantees to or to secure any series of debt securities;

•

to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	to surrender any right or power conferred upon us under the indenture or to add to our covenants for the protection of the holders of all or any series of debt securities;

•	to add any additional events of default for the benefit of the holders of any one or more series of debt securities;

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series outstanding created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (2) modify the rights of any holder of any debt security outstanding with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•	to add or provide for a guaranty or guarantees of, or additional obligors on, any series of debt securities;

•	to establish the form or terms of debt securities of any series;

•

to correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission or to correct any mistake or conform to any prospectus or prospectus supplement pursuant to which any series of debt securities were offered;

•

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the terms of the indenture, provided that any such action shall not adversely affect the interests of the holders of the debt securities of such series or any other series in any material respects as determined in good faith by the Board of Directors of the Company;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee; or

•

to make such other provisions in regards to matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of the Company may deem necessary or desirable, and which does not in each case adversely affect the interest of the holders of the debt securities of any series as determined in good faith by the Board of Directors of the Company.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each debt security of the affected series outstanding, among other things:

•	change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, or any sinking fund payment with respect to, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	change the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we have and exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we have and exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

To the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) for the payment of principal, premium, if any, interest and any additional amounts with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Consolidation, Merger and Sale of Assets

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we may not consolidate with, enter into a binding share exchange with, or merge with or into, another person or entity or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any successor person or entity, unless:

•

the resulting, surviving or transferee person or entity (if not us) is a person or entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the debt securities of that series and the indenture with respect to that series;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing under the indenture with respect to that series; and

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Upon any such consolidation, binding share exchange, merger, sale, assignment, conveyance, transfer, lease or other disposition, the resulting, surviving or transferee corporation (if not us) shall succeed to, and may exercise every right and power of, Euronet under the indenture with respect to that series, in our name or in its own name and we will be released (other than in the case of a lease) from all our liabilities under the indenture and under the debt securities of that series.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York, except as may be provided as to any series in a supplemental indenture.

Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement or other offering materials. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus, any prospectus supplement or other offering materials, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal, premium, if any, interest and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indenture contains limitations on the right of the trustee, should it become a creditor of Euronet, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

DESCRIPTION OF WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of certain of the provisions of the securities warrants is not complete. Any securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with any offering of the specific securities warrants and will contain all of the terms of the securities warrant agreement and securities warrants. This summary below is subject to and qualified in its entirety by reference to the particular terms of the securities warrants described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable securities warrant agreement and securities warrants. The applicable prospectus supplement or other applicable offering materials will describe the particular terms of any warrants that we may offer in more detail and any general terms summarized below that will not apply.

The particular terms of any issue of securities warrants will be described in the prospectus supplement or other offering materials relating to the issue. Those terms may include the following, if applicable:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement or other offering materials relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement or other offering materials.

After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement or other offering materials.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or other offering materials, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, unless otherwise provided in the terms of the securities warrants, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units comprised of two or more shares of common stock, shares of preferred stock, warrants, debt securities or any combination thereof. Each series of units will be issued under a separate unit agreement to be entered into between us and a unit agent. The unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. This summary of certain of the provisions of the units is not complete. Any unit agreement, together with the terms of the final units, will be filed with the SEC in connection with any offering of a specific series of units and will contain all of the terms of the applicable unit agreement and the applicable final units. This summary below is subject to and qualified in its entirety by reference to the particular terms of the applicable series of units described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final units and unit agreement. The applicable prospectus supplement or other applicable offering materials will describe the particular terms of any units that we may offer in more detail and any general terms summarized below that will not apply.

We may issue units comprised of two or more shares of common stock, shares of preferred stock, warrants, debt securities or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement or other offering materials for a series of units will provide information relating to the terms of the series of units being offered, which may include:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	the price or prices at which such units will be issued;

•	information with respect to book-entry procedures, if any;

•	a discussion of material federal income tax considerations;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common and Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish, subject to any applicable limitations on the issuance of the securities included in the unit. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement or other offering materials.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement or other offering materials.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement or other offering materials.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the certificate of designations, warrant agreement, indenture or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to shares of common stock, shares of preferred stock, warrants and debt securities, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement or other offering materials.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so as or through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Information with respect to book-entry procedures, if any, will be described in the applicable prospectus supplement or other offering materials.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures set forth in the applicable unit agreement.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in other offering materials, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale or any other method permitted by applicable law.

The securities may be sold in one or more such transactions at:

•	fixed prices, which may be changed;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale, which may be changed; or

•	otherwise negotiated prices.

We will set forth in a prospectus supplement or other offering materials the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters or Dealers

If underwriters are used for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement or other offering materials naming any such underwriter.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement or other offering materials the names of the dealers and the terms of the transaction.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or other offering materials.

Trading Markets and Listing Of Securities

Unless otherwise specified in the applicable prospectus supplement or other offering materials, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Marking

Any underwriters who are qualified market markers on The Nasdaq Global Select Market may engage in passive market making transactions in the securities on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Selling Security Holders

To the extent that we permit this prospectus to be used for sales of securities by selling security holders, the selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will not receive any of the proceeds from sales of securities made by the selling security holders pursuant to this prospectus.

General

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement or other offering materials any underwriters, dealers or agents and will describe their compensation.

We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by Stinson LLP, Kansas City, Missouri. Any underwriters will be advised with respect to other issues relating to any offering pursuant to this prospectus by their own legal counsel.

EXPERTS

The consolidated financial statements of Euronet Worldwide, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information we later file with the SEC, modifies or replaces that information.

The documents listed below filed by us (other than the portions of those documents furnished or otherwise not deemed to be filed) under the Exchange Act (File No. 001-31648) are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019.

2.

Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  12, 2019, that are incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019.

3.	Our Current Reports on Form 8-K filed with the SEC on March 18, 2019 and April 10, 2019.

4.

The description of our common stock contained in our registration statement on Form 8-A/A, filed with the SEC on November 24, 2004, including any amendment or reports filed for the purpose of updating that description.

In addition, all documents filed by us (other than the portions of those documents furnished or otherwise not deemed to be filed) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus are incorporated by reference herein. Any statement contained herein or incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain documents incorporated by reference in this prospectus, any prospectus supplements and any other applicable offering materials (including exhibits that are specifically incorporated by reference in such documents) at no cost to you by requesting them in writing or by telephone from us at the following address:

Euronet Worldwide, Inc.

Attn: Corporate Secretary

3500 College Boulevard

Leawood, Kansas 66211

(913) 327-4200

Our SEC filings also are available through our Internet website at www.euronetworldwide.com. The information on our website is not, and you must not consider the information to be, a part of or incorporated by reference into this prospectus.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus and any prospectus supplements. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the securities described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

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Euronet Worldwide, Inc.

% Senior Notes due 20

PROSPECTUS    SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	Barclays	Wells Fargo Securities

, 2019